                                                                  EXHIBIT 10.16



                                     LEASE



                                    BETWEEN




                                PORT OF OAKLAND



                                      AND



                         NATIONAL AIRMOTIVE CORPORATION



                                     DATED



                                JANUARY 23, 1991

                              CONTENTS

SECTION                                                                    Page
-------                                                                    ----
1.      Lease and Description of the Property   . . . . . . . . . . . . .    2
        1.1.     Lessee's Right of First Refusal on Entire
                 Premises . . . . . . . . . . . . . . . . . . . . . . . .    2

2.      Effective Date; Term; Option to Extend Term . . . . . . . . . . .    4
        2.1.     Effective Date . . . . . . . . . . . . . . . . . . . . .    4
        2.2.     Term . . . . . . . . . . . . . . . . . . . . . . . . . .    4
        2.3.     Option to Extend Term  . . . . . . . . . . . . . . . . .    4

3.      Use of Premises   . . . . . . . . . . . . . . . . . . . . . . . .    7
        3.1.     Required and Permitted Uses  . . . . . . . . . . . . . .    7
        3.2.     Compliance with Law; Indemnity . . . . . . . . . . . . .    7

4.      Rental; Monthly Rental Adjustment; Performance Deposit  . . . . .    8
        4.1.     Monthly Rent . . . . . . . . . . . . . . . . . . . . . .    8
        4.2.     Retroactive Rental . . . . . . . . . . . . . . . . . . .    12
        4.3.     Delinquency Charge . . . . . . . . . . . . . . . . . . .    12
        4.4.     Accord and Satisfaction  . . . . . . . . . . . . . . . .    12
        4.5.     Performance Deposit  . . . . . . . . . . . . . . . . . .    13

5.      Standard of Service; Rates and Charges  . . . . . . . . . . . . .    14

6.      Condition of Property   . . . . . . . . . . . . . . . . . . . . .    14

7.      Improvements to the Premises  . . . . . . . . . . . . . . . . . .    14
        7.1.     Improvements by the Port . . . . . . . . . . . . . . . .    14
        7.2.     Improvements by the Lessee . . . . . . . . . . . . . . .    14

8.      Maintenance of Improvements   . . . . . . . . . . . . . . . . . .    15
        8.1.     Prevailing Wage Requirements . . . . . . . . . . . . . .    16

9.      Title to Improvements   . . . . . . . . . . . . . . . . . . . . .    19

10.     Signs; Outside Displays   . . . . . . . . . . . . . . . . . . . .    20

11.     Utility Easements   . . . . . . . . . . . . . . . . . . . . . . .    20

12.     Utilities   . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

13.     Taxes and Assessments   . . . . . . . . . . . . . . . . . . . . .    21

14.     Fire Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .    22

15.     Damage or Destruction of Premises   . . . . . . . . . . . . . . .    23

16.     Fire Extinguishers  . . . . . . . . . . . . . . . . . . . . . . .    23



NATIONAL AIRMOTIVE CORPORATION                          Contents
MAIN BUILDING LEASE                                    PAGE 2 OF 3

17.     Indemnification, Hold Harmless and Liability Insurance  . . . . .    23
        17.1.    Indemnification and Hold Harmless  . . . . . . . . . . .    23
        17.2.    Liability Insurance  . . . . . . . . . . . . . . . . . .    24

18.     No Liens; Mortgage of Leasehold and Protection of
        Lender    . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25

19.     Assignment and Subletting   . . . . . . . . . . . . . . . . . . .    25

20.     Hazardous Substances; Fumes and Odors; Disposal of
        garbage; Annoying and Injurious Conduct   . . . . . . . . . . . .    30

21.     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

22.     Right of Entry  . . . . . . . . . . . . . . . . . . . . . . . . .    32

23.     Surrender and Holding Over  . . . . . . . . . . . . . . . . . . .    32

24.     Duty to Guard Goods   . . . . . . . . . . . . . . . . . . . . . .    33

25.     Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

26.     Right to Inspect Premises   . . . . . . . . . . . . . . . . . . .    34

27.     Agent for Service of Process  . . . . . . . . . . . . . . . . . .    34

28.     Rights of the United States of America  . . . . . . . . . . . . .    34

29.     Airport Security  . . . . . . . . . . . . . . . . . . . . . . . .    34

30.     Force Majeure   . . . . . . . . . . . . . . . . . . . . . . . . .    35

31.     Eminent Domain Proceedings  . . . . . . . . . . . . . . . . . . .    35
        31.1.    Total Taking . . . . . . . . . . . . . . . . . . . . . .    35
        31.2.    Partial Taking; Termination  . . . . . . . . . . . . . .    36
        31.3.    Partial Taking; No Termination; Reconstruction . . . . .    36
        31.4.    Partial Taking; No Termination; No Reconstruction  . . .    36
        31.5.    Taking of Leasehold Estate . . . . . . . . . . . . . . .    37
        31.6.    Relocation Benefits and Goodwill . . . . . . . . . . . .    37
        31.7.    Trade Fixtures and Equipment . . . . . . . . . . . . . .    33
        31.8.    Reduction in Monthly Rent; Arbitration . . . . . . . . .    38
        31.9.    Port's Reservation of Power of Eminent Domain  . . . . .    38

32.     Waiver of Claims  . . . . . . . . . . . . . . . . . . . . . . . .    38

33.     Reservation of Aircraft Easement  . . . . . . . . . . . . . . . .    39

34.     Extensions of Time  . . . . . . . . . . . . . . . . . . . . . . .    39

NATIONAL AIRMOTIVE CORPORATION                                  CONTENTS
MAIN BUILDING LEASE                                             PAGE 3 OF 3

35.     Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . .    39

36.     Board of Port Commissioners   . . . . . . . . . . . . . . . . . .    10

37.     Time of Essence   . . . . . . . . . . . . . . . . . . . . . . . .    40

38.     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40

39.     Equal opportunity; Nondiscrimination  . . . . . . . . . . . . . .    40

40.     Employment Resources Development Program  . . . . . . . . . . . .    42

41.     Quiet Possession  . . . . . . . . . . . . . . . . . . . . . . . .    42

42      Attorneys' Fees and Costs   . . . . . . . . . . . . . . . . . . .    42

43.     Lease the Entire Agreement; Other Agreements  . . . . . . . . . .    42

44.     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .    43

45.     Applicable Law and Venue  . . . . . . . . . . . . . . . . . . . .    43

46.     Real Estate Brokers   . . . . . . . . . . . . . . . . . . . . . .    43

47.     Agreement in Multiple Copies  . . . . . . . . . . . . . . . . . .    43

48.     Covenant Against Contingent Fees  . . . . . . . . . . . . . . . .    43
    A   Sketches of Property                                            1, 2, 3

    B   Legal Description                                                  1, 2

    C   Irrevocable Letter of Credit                                         12

    D   Hazardous and Toxic Substances                                       29

    E   Affirmative Action Plan for Lessee                                   41




NATIONAL AIRMOTIVE CORPORATION                                  CONTENTS
MAIN BUILDING LEASE                                             PAGE 4 OF 3

                                   L E A S E

         THIS LEASE, entered into this 23rd day of January 1991 , by and between the CITY OF OAKLAND, a municipal corporation (the "City"), acting by and through its Board of Port Commissioners, hereinafter called the "Port" or "Lessor", and NATIONAL AIRMOTIVE CORPORATION, a California corporation, a wholly owned subsidiary of TRITON GROUP LTD., a Delaware Corporation, hereinafter called the "Lessee",

                              W I T N E S S E T H:

         WHEREAS, the City of Oakland is the owner in fee of that certain property located in the Port Area of the City of Oakland at the Metropolitan Oakland International Airport ("Airport") consisting of approximately 293,377 square feet of land, said property being referred to hereinafter as "the Property"; and

       WHEREAS, the Port is vested with the complete and exclusive power, and it is the Port's duty for and on behalf of the City with respect to the Port Area, to make provisions for the needs of commerce, shipping and navigation of the Port, to promote and develop the Port, and in the exercise of such power and fulfillment of such duty, to enter into any lease of City-owned properties in the Port Area upon such terms and conditions as the Board of Port Commissioners shall prescribe; and

       WHEREAS, the Port desires to develop, alter and improve the Property in order to provide for improvements and facilities which will service and enhance the Airport and the commerce, shipping and navigation in the Port Area; and

       WHEREAS, the Port has determined that the Airport and the commerce, shipping and navigation of the port will be promoted and enhanced by leasing the Property to Lessee for the uses and purposes set forth in this Lease;

       NOW, THEREFORE, for the better promotion of commerce, shipping and navigation and the development of the Port and the Airport, and for and in consideration of the faithful performance of the Port

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 1 -
and Lessee of the terms, covenants and conditions hereof and of the payments herein provided to be made by Lessee, the Port and Lessee hereby agree as follows:

         1. LEASE AND DESCRIPTION OF THE PROPERTY: The Port has leased and demised, and by these presents does lease and demise unto Lessee, and Lessee by these presents does lease, hire and take from the Port the Property which is located in the "Port Area" of the City of Oakland, County of Alameda, State of California, and more particularly described and depicted in Exhibits "A" and "B" attached hereto and by this reference incorporated herein. The Property together with the improvements thereon from time to time are sometimes hereinafter referred to as the "Premises".

         This Lease is subject to (1) all easements, covenants, conditions, restrictions, reservations, rights of way, liens, encumbrances and other matters of record, including without limitation those listed on Exhibit "B" attached hereto, (2) all matters discoverable by physical inspection of the Property or that would be discovered by an accurate survey of the Property, and
(3) all matters known to Lessee or of which Lessee has notice, constructive or otherwise.

                 1.1.     LESSEE'S RIGHT OF FIRST REFUSAL ON ENTIRE PREMISES:
The Port hereby grants to Lessee three (3) rights of first refusal for all its current leased properties to extend the term of this Lease for five (5) year periods each, the first to occur on February 1, 2015 the second to occur on February 1, 2020, and the third to occur on February 1, 2025 ("Right of First Refusal Dates") when the term of this Lease as specified in Section 2.2 expires. In the event the Port determines on the Right of First Refusal Date that the Premises as shown on Exhibit "A" attached hereto should be leased, licensed or assigned to a third party, the Port shall prior to leasing, licensing or assigning said Premises to a third party give Lessee fifteen (15) days' prior written notice of its intent to so lease, license or assign said Premises together with the term of such lease, license or assignment and the rental and/or other consideration to be received from the third party for such lease, license or assignment and Lessee may thereafter within fifteen (15) days of the Port's notice give notice to the Port of its intention to lease, license or assign the Premises for the same term and rental and/or other consideration as that set forth in the Port's notice. It is understood and agreed that Lessee's right of first refusal as above set forth shall not be applicable in instances in which the Port itself develops or redevelops the Premises for its own use or common Airport use or





NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 2 -
for the ultimate use by third parties. In the event Lessee so exercises its right to so lease the Premises, said Lease shall be effective thirty (30) days after the date of the Port's said notice and if Lessee does not so exercise its right within fifteen (15) days of the Port's notice, Lessee's right to exercise its option to lease the Premises shall immediately expire.

         The Port agrees that it shall not lease, to any party other than Lessee, an approximately one hundred thousand (100,000) square foot parcel immediately adjacent to the north-east of Port Building L-815 shown in said Exhibit "A" and hereinafter referred to as "Parcel A", or any portion thereof during the first two (2) years of the term of this Lease, except in accordance with this Paragraph 1.1. If during said two (2) year period the Port desires to lease to a third party or parties all or any portion of Parcel A, the Port shall give Lessee written notice thereof including the terms of the proposed Lease for Parcel A, or a portion thereof. Within fifteen (15) days after receipt by Lessee of such notice, Lessee shall notify the Port in writing whether it is interested in leasing Parcel A, proposed for lease by the Port to a third party or parties, at its fair rental value, or in the event the Port has received a higher bona fide offer to lease Parcel A at such higher rental. In the event that Lessee notifies the Port that it is interested in leasing Parcel A at its fair rental value, or at such other bona fide offer to lease as the Port may have received in the event the other offer is higher, the parties agree that they shall have a period of fifteen (15) days from the date of Lessee's notice to conclude an agreement with respect thereto which is acceptable to the Port and Lessee. Such periods of time may be extended by mutual agreement in writing. In the event that Lessee notifies the Port that it is not interested in leasing Parcel A, or does not respond to the written notice from the Port's during the initial fifteen (15) day period following the Port's notice, the Port shall be free to proceed to lease Parcel A, or a portion thereof, as the case may be, to others and all rights of Lessee in regard of Parcel A shall cease; provided, that in the event the Port does not thereafter finalize a lease or leases with a third party or parties upon the terms and conditions stated in the Port's notice, within a period of one (1) year from date of the Port's notice, Lessee's Option to Extend the Term of this Lease as provided herein, as hereinabove set forth, shall be reinstated and any subsequent offers by the Port to lease Parcel A or portions thereof to a third party or parties shall be subject thereto. In any event all unexercised rights of Lessee with regard to Parcel A, including this Option to Extend the Term of this Lease to the extent the same has not been exercised by Lessee, shall terminate at the end of the first two (2) years of the term of this lease.

         All provisions of this Lease (including without limitation Lessee's obligations to pay rent and to indemnify the Port), except for provisions that are applicable by the terms of this Lease only to the Premises described in Paragraph 1 of this Lease, and provision for additional rentals, shall become effective as to Parcel A upon the date that the Port delivers to Lessee possession of Parcel A and the Parties hereto shall execute a

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 3 -
supplemental agreement to this Lease evidencing the addition of Parcel A. All references to "Property" or "Premises" in this Lease shall be deemed to include Parcel A on and after the date that the Port delivers possession of Parcel A to Lessee pursuant to this Paragraph 1.1.

2.       EFFECTIVE DATE; TERM; OPTION TO EXTEND TERM:

         2.1. EFFECTIVE DATE: This Lease shall become effective upon the effective date of the ordinance authorizing the Lease. However, if said ordinance does not become effective immediately upon the expiration of thirty
(30) days from and after the date of its final passage because of the referendum process then this Lease shall not become effective except by mutual written agreement of the Port and Lessee.

         2.2. TERM: The term of this Lease shall commence upon the first day of the first full calendar month after the effective date of this Lease and shall terminate on January 31, 2015.

         2.3. OPTION TO EXTEND TERM: Lessee may exercise an option to extend the term of this Lease in accordance with the provisions of this Paragraph 2.3 upon timely satisfaction or occurrence of all of the following terms and conditions, and upon failure of timely satisfaction or occurrence of any one or more of such terms and conditions, the Port without liability may terminate this option by resolution adopted by the Board of Port Commissioners. Lessee agrees that there shall be no waiver or release from the complete and timely satisfaction of each and every term and condition unless and until the Port at its sole discretion and by resolution expressly so provides. The Port hereby grants to Lessee an option to extend the term of this Lease for three (3) five-year periods commencing upon February 1, 2015, upon each and all of the following terms and conditions:

                 (i) Lessee must commence and complete within two (2) years from the effective date of this Lease (as specified in Section 2.1 above) the acquisition of all necessary permits for the construction of a 60,000 square foot shop/warehouse building on Parcel A.

                 (ii) Lessee must commence and complete within four (4) years from the effective date of this Lease (as specified in Section 2.1 above) construction of a 60,000 square foot shop/warehouse building on Parcel A at a minimum cost of Two million and no/100 ($2,000,000.00) to Lessee evidenced by copies of paid invoices submitted to the Port at least 6 months before expiration of the four-year period, but within 90 days of the works completion.

                 (iii) Lessee gives to the Port and the Port receives written notice of the exercise of the option to extend this Lease for said additional term no earlier than 12 months and no later than 6 months prior to the time that the option period would commence if the option were exercised. If said notification of the





NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 4 -
exercise of the option is not so given and received, this option shall automatically expire.

                 (iv) Lessee shall have no right to exercise the option, notwithstanding any provision of this Lease to the contrary, (a) during the time commencing from the date the Port gives to Lessee a notice of default pursuant to this Lease and continuing until the default alleged in said notice of default is cured, or (b) during the time commencing on the day after a monetary obligation to the Port is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid. The period of time within which Lessee may exercise the option shall not be extended or enlarged by reason of Lessee's inability to exercise because of the foregoing provisions.

                 (v) In the event that Lessee exercises its option and extends the term of this Leasee, the monthly rent herein provided to be paid by Lessee on or before the first day of each calendar month during said remaining term, shall be adjusted to the fair market rental value of the Property (including land, buildings and leasehold improvements) for each option renewal period; provided, that in no event shall the adjusted monthly rent be less than the theretofore existing monthly rent. Pending the final determination of the adjusted monthly rent Lessee shall continue to pay to the Port the amount of the monthly rent payable for the preceding period; and if the adjusted monthly rent as finally so determined should exceed the amount of monthly rent for the previous period, Lessee shall pay to the Port the accrued excess amount then due within thirty (30) days after the Port sends to Lessee a written request therefore.

                          The parties shall have ninety (90) days before the
rent adjustment date in which to agree on the adjusted monthly rent. If the parties agree on the adjusted monthly rent during that period, they immediately shall execute and acknowledge an amendment of this Lease stating the adjusted monthly rent.

                          If the parties are unable to agree on the adjusted
monthly rent within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser to appraise and submit an opinion of the fair market rental value of the Property expressed in terms of an adjusted monthly rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and the appraiser's opinion of the fair market rental value of the Property shall be the adjusted monthly rent. If the two appraisers are appointed by the parties as stated in this section, they shall meet promptly and attempt to select a third appraiser meeting the qualifications stated in this Section within ten (10) days after the last day the two appraisers are appointed. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 5 -
party may apply to the presiding judge of the Alameda County Superior Court for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one half of the cost of appointing the third appraiser and one half of the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                          Within sixty (60) days after the selection of the
third appraiser, each of the appraisers shall submit to each party the appraiser's report and opinion of the fair market rental value of the Property expressed in terms of adjusted monthly rent.

                          From among the opinions of adjusted monthly rent
submitted, the median opinion shall be identified, such other opinion which is closest to said median shall be added to said median, and the average of said two opinions shall be the adjusted monthly rent; provided, that in no event shall the adjusted monthly rent be less than the theretofore existing monthly rent.

                          In forming an opinion of the adjusted monthly rent,
the appraiser or appraisers shall consider a similar use for the Property with regard to the restrictions on use of the Property contained in this Lease.

                          All appraisers appointed shall hold the MAI
designation of the American Institute of Real Estate Appraisers or its successor organization.

                 (vi) The Port and Lessee promptly shall execute and acknowledge an appropriate amendment to this Lease memorializing exercise of the option hereunder which the Port shall then record.

                          In the event Lessee has so extended the term of this
Lease for an initial five (5) year period Lessee shall have a further option to extend the term of this Lease for an additional five (5) year period commencing upon February 1, 2020, subject to the same terms and conditions set forth above in items (iii) through (vi). In the event that Lessee has so extended the term of this Lease for an additional five (5) year period Lessee shall have a further option to extend the term of this Lease for an additional five (5) year period commencing upon February 1, 2025, subject to the same terms and conditions set forth above in items (iii) through (vi).

                          The options granted herein shall not extend the term
of this Lease beyond January 31, 2030, and if Lessee elects to exercise the options granted herein, Lessee's Rights of First Refusal granted pursuant to Paragraph 1.1 shall immediately terminate.

                          Lessee hereby expressly agrees that it may exercise
the options granted herein only upon the timely satisfaction of the conditions set forth in items (i) and (ii) above in addition to those items set forth in items (iii), (iv),



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 6 -

(v) and (vi) and upon failure of timely satisfaction or occurrence of any one or more of such terms and conditions particularly conditions (i) and (ii), the Port without liability may terminate the options granted herein by resolution.

         3.      USE OF PREMISES:

                 3.1. REQUIRED AND PERMITTED USES: The Property shall be used by Lessee for the construction, maintenance and operation thereon by Lessee of a complete aircraft engine service facility and offices in connection therewith, which service shall include but not be limited to the overhauling and sale of both piston and jet type aircraft engines and the sale of related components. The Property may also be used for other uses and purposes incidental and reasonably related to such hereinabove specified uses.

                          Lessee agrees for itself, its successors and assigns
that it will not make use of the Premises in any manner which might interfere with the landing and taking off of aircraft from the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the Port reserves the right to enter upon the Premises and cause the abatement of such interference at the expense of the Lessee.

                          This Lease and all the provisions hereof shall be
subject to whatever right the United States Government now has, or in the future may have or acquire, affecting the control, operation, regulation and taking over of the Airport or the exclusive or nonexclusive use of the Airport by the United States during the time of war or national emergency.

                          It is understood and agreed that this Lease to use
the Premises, as provided herein, extends only to the Premises and does not extend to the use of or access to the ramps, taxiways, landing areas, or any other area of the Airport except as provided in Paragraph 1; provided, however, that Lessee may use said facilities in common with others and in compliance with all applicable laws and regulations. It is also understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308(a) of the Federal Aviation Act of 1958 (49 U.S.C. 1349(a)).

                 3.2. COMPLIANCE WITH LAW; INDEMNITY: Lessee shall not use or permit the Premises, or any part thereof, to be used in whole or in part for any purpose other than as hereinabove set forth except with the prior written consent of the Port evidenced by resolution of its Board of Port Commissioners, nor for any use in violation of any present or future laws, ordinances, general rules or regulations at any time applicable thereto of any public or governmental authority having jurisdiction over the premises, including the City of Oakland and its Board of Port Commissioners, relating to filling of or discharges into the water, sanitation or the public health, safety or welfare. Lessee hereby expressly agrees at all times during the term of this Lease, at its




NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 7 -
own cost, to maintain and operate the Premises in a clean, wholesome and sanitary condition, and Lessee shall at all times faithfully obey and comply with all laws, rules and regulations applicable thereto adopted by federal, state, local or other governmental bodies or departments or officers thereof and applicable to the Premises; provided, however, that Lessee may reasonably and in good faith contest any such law, rule or regulation through appropriate proceedings, and, during such contest, Lessee need not comply therewith, provided further, that Lessee shall at all times reasonably protect the interest of the Port under this Lease, shall indemnify the Port for all Port expenses (exclusive of general office and administrative expense) actually and reasonably incurred as a result of said contest, and shall promptly comply with any such contested law, rule or regulation if any such contest is resolved against Lessee.

                          Lessee agrees to indemnify and save harmless the Port
and Port officers, employees and agents from any penalties or charges (including, without limitation, reasonable attorneys' fees and reasonable legal expenses incurred by the Port in connection with such penalties or charges) imposed on the Port for any violation by Lessee or by Lessee's licensees, sublessees or invitees, of any and all laws, ordinances and regulations applicable to Lessee's use of the Premises and which violation is not solely the result of acts or omissions on the part of the Port or its officers, agents or employees.

         4.      RENTAL; MONTHLY RENTAL ADJUSTMENT; PERFORMANCE DEPOSIT:

                 4.1. MONTHLY RENT: The monthly rent for the specified periods of the term will be as follows:

                          (i)     Commencement of term to January 31, 1995,
Nine Thousand Six Hundred Sixty-Eight and 80/100 ($9,668.80).

                          (ii)    Monthly rent shall be adjusted effective the
the first day of February, 1995 by the percentage increase, if any, in the Consumer Price Index published immediately prior to the Adjustment Date from that index published for the corresponding index reporting period sixty (60) months previous; provided, however, that in no event shall monthly rent ever be less than said monthly rent for the immediate preceding five (5) year period; provided further, however, that in no event shall use of the CPI adjustment procedure result in an increase of the then effective monthly rent of greater than thirty-five percent (35%) for any Adjustment Date ("CPI Adjusted Minimum Rent") of the preceding five year period.

                          "Consumer Price Index", as used herein, and
notwithstanding any other provision of this Lease to the contrary, as used elsewhere in this Lease, shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Francisco-Oakland (1982-84 equals 100), of the Bureau of Labor Statistics of the United States Department of Labor, or the official successor of said Index. If said Index is changed so that




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MAIN BUILDING LEASE                    - 8 -
the base year differs from the base year used in the last index published prior to the commencement of the term of this Lease, the former Index shall be converted to the new Index in accordance with the conversion factor published by the United States Department of Labor Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Lease, such other government index or computation with which it is replaced, as determined by said Department or said Bureau, or, failing such determination, such other government index or computation which is most similar to said Index as determined by the Port, shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised provided, that in the event the parties are unable to agree upon such other government index or computation, it shall be selected by arbitration pursuant to the rules of the American Arbitration Association.

                          (iii)   On February 1, 2000, the monthly rent herein
provided to be paid by Lessee on or before the first day of each calendar month until January 31, 2005, shall be adjusted to the fair market rental value of the Property without percentage cap; provided, that in no event shall the adjusted monthly rent be less than the thereto-fore existing monthly rent. Pending the final determination of the adjusted monthly rent Lessee shall continue to pay to the Port the amount of the monthly rent payable for the preceding period; and if the adjusted monthly rent as finally so determined should exceed the amount of monthly rent for the previous period, Lessee shall pay to the Port the accrued excess amount then due within thirty (30) days after the Port sends to Lessee a written request therefore.

                          The parties shall have ninety (90) days before the
rent adjustment date in which to agree on the adjusted monthly rent. If the parties agree on the adjusted monthly rent during that period, they immediately shall execute and acknowledge an amendment to this Lease stating the adjusted monthly rent.

                          If the parties are unable to agree on the adjusted
monthly rent within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser to appraise and submit an opinion of the fair market rental value of the Property expressed in terms of an adjusted monthly rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and the appraiser's opinion of the fair market rental value of the Property shall be the adjusted monthly rent. If the two appraisers are appointed by the parties as stated in this section, they shall meet promptly and attempt to select a third appraiser meeting the qualifications stated in this Section within ten (10) days after the last day the two appraisers are appointed. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other party may apply to the presiding judge of the Alameda County Superior Court for the selection of a third appraiser who meets the qualifications stated

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MAIN BUILDING LEASE                    - 9 -
in this section. Each of the parties shall bear one half of the cost of appointing the third appraiser and one half of the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                          Within sixty (60) days after the selection of the
third appraiser, each of the appraisers shall submit to each party the appraiser's report and opinion of the fair market rental value of the Property expressed in terms of adjusted monthly rent.

                          From among the opinions of adjusted monthly rent
submitted, the median opinion shall be identified, such other opinion which is closest to said median shall be added to said median, and the average of said two opinions shall be the adjusted monthly rent; provided, that in no event shall the adjusted monthly rent be less than the theretofore existing monthly rent.

                          In forming an opinion of the adjusted monthly rent,
the appraiser or appraisers shall consider a similar use for the Property with regard to the restrictions on use of the Property contained in this Lease.

                          All appraisers appointed shall hold the MAI
designation of the American Institute of Real Estate Appraisers or its successor organization.

                 (iv) Monthly rent shall be adjusted effective the first day of February 2005, and the first day of February 2010, by the percentage increase, if any, in the Consumer Price Index published immediately prior to the Adjustment Date from that index published for the corresponding index reporting period sixty (60) months previous; provided, however, that in no event shall monthly rent ever be less than said monthly rent for the immediate preceding five (5) year period; provided further, however, that in no event shall use of the CPI adjustment procedure result in an increase of the then effective monthly rent of greater than thirty-five percent (35%) for the immediately preceding five-year period for any Adjustment Date ("CPI Adjusted Minimum Rent").

                          "Consumer Price Index", as used herein, and
not-withstanding any other provision of this Lease to the contrary, as used elsewhere in this Lease, shall mean the same as Consumer Price Index as defined in section (ii) hereinabove.

                 (v) During any extended term of this Lease the monthly rent herein provided to be paid by Lessee on or before the first day of each calendar month shall be adjusted to the fair market rental value of the Property (for land, building and leasehold improvements); provided, that in no event shall the adjusted monthly rent be less than the theretofore existing monthly rent. Pending the final determination of the adjusted monthly rent Lessee shall continue to pay to the Port the amount of the monthly rent payable for the preceding period; and if the adjusted monthly rent as finally so determined should exceed the amount of monthly



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MAIN BUILDING LEASE                    - 10 -
rent for the previous period, Lessee shall pay to the Port the accrued excess amount then due within thirty (30) days after the Port sends to Lessee a written request therefore. The parties shall have ninety (90) days before the rent adjustment date in which to agree on the adjusted monthly rent. If the parties agree on the adjusted monthly rent during that period, they immediately shall execute and acknowledge an amendment to this Lease stating the adjusted monthly rent.

                          If the parties are unable to agree on the adjusted
monthly rent within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser to appraise and submit an opinion of the fair market rental value of the Property expressed in terms of an adjusted monthly rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and the appraiser's opinion of the fair market rental value of the Property shall be the adjusted monthly rent. If the two appraisers are appointed by the parties as stated in this section, they shall meet promptly and attempt to select a third appraiser meeting the qualifications stated in this section within ten (10) days after the last day the two appraisers are appointed. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other party may apply to the presiding judge of the Alameda County Superior Court for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one half of the cost of appointing the third appraiser and one half of the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                          Within sixty (60) days after the selection of the
third appraiser, each of the appraisers shall submit to each party the appraiser's report and opinion of the fair market rental value of the Property expressed in terms of adjusted monthly rent.

                          From among the opinions of adjusted monthly rent
submitted, the median opinion shall be identified, such other opinion which is closest to said median shall be added to said median, and the average of said two opinions shall be the adjusted monthly rent; provided, that in no event shall the adjusted monthly rent be less than the theretofore existing monthly rent.

                          In forming an opinion of the adjusted monthly rent,
the appraiser or appraisers shall consider the highest and best use for the Property with regard to the restrictions on use of the Property contained in this Lease.

                          All  appraisers appointed shall hold the MAI
designation of the American Institute of Real Estate Appraisers or its successor organization.



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MAIN BUILDING LEASE                    - 11 -

                          Monthly rent for the Premises shall be paid on or
before the first day of each and every month during the term of this Lease, without setoff, in advance and without previous demand, commencing upon the first day of the first full calendar month of this Lease.

                 4.2. RETROACTIVE RENTAL: As additional consideration to the Port for entering this Lease, and not as security for Lessee's performance under this Lease, Lessee shall unconditionally pay to the Port upon Lessee's execution of this Lease, the following retroactive rentals on the parking lot receipt of which will be acknowledged in writing by the Port:

                          1.      For the period of November 1, 1987 through
                                  and including October 31,1988   $14,238.00

                          2. For the period of November 1, 1988 through January 31, 1990 $2,022.30 per month.

                          3. For the period of February 1, 1990 through the commencement date of this lease $9,668.80 per month.

                 4.3. DELINQUENCY CHARGE: Any payment required to be made by Lessee under this Lease (all such payments are hereby agreed to be rent) that remains due and unpaid under the terms of this Lease for a period of 30 days after it becomes due and payable shall be subject to a delinquency charge, for violation of this Lease, equal to ten percent (10%) per annum of such delinquent payment from the date such payment became due and payable until payment has been received by the Port. Unpaid delinquency charges that accrue shall be compounded monthly. The Port shall apply any monies received from Lessee first to any accrued delinquency charges and then to any other payments then due hereunder. The delinquency charges provided by this Section are in addition to all other remedies that the Port may have that are provided by this Lease or otherwise by law or in equity with respect to any payment that has become due and has not been paid.

                 4.4. ACCORD AND SATISFACTION: No payment by Lessee or receipt by the Port of a lesser amount of Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and the Port may accept such check or payment and pursue any other remedy available in this Lease, at law or in equity. The Port may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.
                              ------

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MAIN BUILDING LEASE                    - 12 -

                 4.5. PERFORMANCE DEPOSIT: On February 1, 1990, Lessee shall pay to the Port the sum of $16,000.00. Such sum is hereinafter referred to as the "Deposit."

                          Any Deposits required by this Lease shall be
evidenced by cash, multiple maturity certificates of deposits payable to the Port or an irrevocable letter of credit in the form of Exhibit "C" attached hereto and by this reference incorporated herein.

                          Interest on certificates of deposit shall be payable
to Lessee by the issuer of the same. The Port shall not be required to pay to or credit Lessee with any interest on any deposit. The issuing bank shall provide that a certificate of deposit or an irrevocable letter of credit is payable in San Francisco or Oakland. The irrevocable letter of credit shall be confirmed by and payable at the counters of a bank in San Francisco or Oakland. If despite Lessee's good faith best efforts Lessee is unable to secure such a provision, the Port will accept a letter of credit without such provisions but in that case unless the Port receives a written extension of the letter of credit at least thirty (30) days before the end of the term of the letter of credit, the Port without notice to Lessee may negotiate the letter of credit and retain all proceeds as a cash deposit pursuant to the terms of this Paragraph 4.5.

                          The Deposit shall be retained by the Port as a
performance deposit and will be returned to Lessee within ninety (90) days of termination of its occupancy hereunder, except to the extent that the Deposit is required to pay the cost of all or any combination of the following: (i) replacement of any improvements or items which were, during the term hereof, the property of the Port and which have been removed or otherwise misplaced during the term of this Lease, (ii) repair, restoration and cleaning of the Premises necessary to put them in condition required by Paragraphs 8 and 23 of this Lease, except for repair, restoration and cleaning not caused by Lessee's negligence and caused by (a) ordinary wear and tear given the nature and age of the improvements at the date of termination or (b) any casualty, fire, the elements or act of God, or (iii) the payment of any outstanding charges or liabilities incurred by Lessee to the Port pursuant to any of the provisions of this Lease. In the event the Port is required to use the Deposit or any portion thereof during the term of this Lease for the purposes hereinabove set forth, Lessee shall deposit with the Port an additional sum evidenced as hereinabove provided sufficient to restore the Deposit to the amount thereof immediately prior to such required use.

                          The required Deposit shall be adjusted as of each
Minimum Monthly Rent Adjustment Date so that the Deposit equals at all times two (2) times the Monthly rent. In no event shall the Deposit at any time be decreased.

                          Each increase in the Deposit shall be submitted to
the Port within thirty (30) days after the date that the Port gives

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 13 -
to Lessee written notice of the Port's final determination of the adjusted Deposit, and Lessee shall deposit with the Port any additional sums necessary to increase the Deposit as hereinabove set forth on or before the expiration of such thirty (30) days period.

                          The Deposit or any remaining portion thereof shall be
returned to Lessee within 90 days of the termination of this Lease after deduction of any amounts therefrom for payment of the items specified above for which deduction from the Deposit is allowable. The payment of the Deposit by Lessee shall not limit Lessee's liability to the Port for the payment of charges due to the Port by Lessee in excess of the amount of the Deposit.

         5. STANDARD OF SERVICE; RATES AND CHARGES: Lessee agrees to furnish or cause to be furnished good, prompt and efficient service at the Airport to furnish said service on a fair, reasonable and reasonably nondiscriminatory basis to all users thereof, and to charge fair, reasonable and reasonably nondiscriminatory prices for each unit of sale or service; provided, that Lessee may make reasonable and reasonably nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers. Noncompliance with this provision shall constitute a material breach of this Lease and in the event of such noncompliance, the Port shall have the right to terminate this Lease and any estate hereby created without liability therefor or at the election of the Port or the United States, either or both of said Governments shall have the right to judicially enforce this provision.

         6. CONDITION OF PROPERTY: The taking of possession of the Property by Lessee shall in itself constitute acknowledgment that said Property is in good and tenantable condition. Lessee agrees to accept said Property in its then existing condition, "as is", and that the Port shall not be obligated to make any repairs, improvements, alterations or additions thereto, except as expressly provided in Paragraph 7 of this Lease. Lessee acknowledges that it has made a sufficient investigation of the conditions of the Property existing immediately prior to the execution of this Lease, including without limitation the condition of the soil, and is satisfied that said Property will safely and feasibly support the type of improvements to be maintained by Lessee upon said Property.

         7.      IMPROVEMENTS TO THE PREMISES:

                 7.1. IMPROVEMENTS BY THE PORT: The Port is not obligated to construct or install any improvements on or off of the property.

                 7.2.     IMPROVEMENTS BY THE LESSEE: The layout,
specifications, detailed plans and architectural plans of all improvements to be constructed upon the Property and adjacent thereto shall be subject to the prior written approval of the Port.

                          Lessee, or its licensed contractor, also shall secure
at no cost to the Port all other necessary permits, including, but not limited to, building permits and any necessary



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 14 -
approvals and permits from the San Francisco Bay Conservation and Development Commission. Lessee agrees to comply with all terms and conditions of permits whether secured by Lessee or the Port.

                          Lessee shall be responsible for the repair of any
Port or other facilities which are damaged as a result of Lessee's construction activities.

                          It is understood and agreed that if the Port consents
to Lessee's installation of a fire alarm system in the Premises which is the subject of this Agreement, Lessee agrees to notify the Port in writing within thirty (30) days of said installation and to install a proper fire alarm system which complies with all ordinance(s), rule(s) and regulation(s) of the City of Oakland and Port of Oakland, including but not limited to, connecting said system to the Port of Oakland's Airport Operations Center's fire alarm annunciator panel or such other fire alarm annunciator panel as the Port may designate. Lessee's failure to comply with the terms and conditions of this Paragraph will constitute a material breach of this Agreement subject to the default provisions of Paragraph 21 hereof.

         8. MAINTENANCE OF IMPROVEMENTS: Lessee agrees that during the entire term of this Lease, at its own cost and expense, it shall keep and maintain the Premises, in first-class order, repair and condition. Lessee shall perform, at its own cost and expense, any and all maintenance, repairs, rehabilitation or reconstruction thereto, whether required by structural failure or deterioration or by operations of Lessee or otherwise. The Port shall have no maintenance repair, rehabilitation or reconstruction obligations of any kind with respect to the Premises.

                 It is recognized that because of the length of the term of this Lease it may be necessary for Lessee to perform certain substantial maintenance, repair, rehabilitation or reconstruction (hereinafter collectively referred to as "repair" or "repairs") of the Improvements in order to ensure that the Premises are kept in first-class order, repair and condition.

                 "First-class order, repair and condition," as used herein, shall mean the maintenance, repair, renovation or replacement of buildings, equipment, furniture, fixtures, landscaping and appurtenances necessary to keep the Premises in efficient and attractive condition, given the nature and age of the Improvements at any time during the term of this Lease. The Port and Lessee do not intend by the immediately preceding sentence that a property item is not first-class merely because of ordinary and reasonable wear and tear that does not materially and substantially reduce the attractiveness and utility of the item given the nature and age of the Improvements at any time during the term of this Lease.

                 If Lessee for a period of forty-five (45) days after written notice from the Port shall fail, neglect or refuse to perform, or commence and continuously and diligently proceed in good faith to complete, any required repair or maintenance, the

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 15 -

Port may perform such repair or maintenance and Lessee shall reimburse the Port within thirty (30) days after receipt of notice from the Port demanding payment for the cost thereof, including the Port's administrative overhead. In performing such repair, the Port shall interfere as little as reasonably possible with Lessee's operations on the Premises. The making of such repairs or performance of maintenance by the Port shall in no event be construed as a waiver of the duty of Lessee to make repairs or perform maintenance as herein provided.

                 Lessee may make alterations, additions, or betterments to the Premises only after complete plans and specifications therefor have been submitted to and approved by the Port and after securing, at no cost to the Port, all the necessary building, electrical and other plumbing permits from the Port, the City of Oakland and other appropriate governmental agencies. In addition, Lessee shall maintain, at its expense, all equipment, furnishings and trade fixtures upon the Premises required for the maintenance and operation of a business of the type to be conducted pursuant to Paragraph 3 hereof.

                 Lessee hereby expressly waives the right to make repairs at the expense of Lessor and the benefit of the provisions of Sections 1941 and 1942 of the Civil Code of the State of California relating thereto.

         8.1. PREVAILING WAGE REQUIREMENTS: Lessee agrees that in the performance of work under this Lease, Lessee shall comply with:

                 (a) The Public Work Prevailing Wage Requirements, which are the applicable prevailing wage requirements of California Labor Code Sections 1720, et seq. and Port Ordinance No. 1606, as amended, and which
               ------
generally apply to construction, costing more than $1,000.00, which is made on or to Port property and the cost of which is paid for in whole or in part by the Port's advance or reimbursement to Lessee or by credit against rent or other sums due the Port; and

                 (b) The Private Work Prevailing Wage Requirements of this Lease generally apply to all construction, other than construction to which the Public Work Prevailing Wage Requirements apply, which is made on or to Port property, costing more than $50,000.00.

                 "Construction" as used herein shall apply to construction, alteration, demolition or repair work, and the laying of carpet and maintenance work, provided, that Private Work Prevailing Wage Requirements shall not apply to maintenance work. "Construction" includes all construction of building core and shell, tenant improvements and public works that are within the customary jurisdiction of the construction trades and crafts, whether performed on- or off-site. Off-site work, performed by Materialmen, as defined under California Law, is not included in the term "Construction".

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MAIN BUILDING LEASE                    - 16 -

                 The Private Work Prevailing Wage Requirements shall not apply to tenant improvements costing less than $50,000.00, nor to tenant improvements for which the initial building permit for such work is issued more than one year after the certificate of occupancy is approved on the core and shell. The $50,000.00 cost shall be adjusted annually pursuant to the CPI.

                 The following provisions of this subsection apply only if, and to the extent that, the prevailing wage requirements are applicable.

                 The prevailing wage requirements shall apply to the employees of any employer including the Lessee, any tenant of Lessee, any general contractor or subcontractor or other contractor engaged in construction of Improvements for the Lessee, including their successors and assignees, but shall not apply to supervisory or managerial personnel or to persons employed in the rental, operation or (in the case of Private Work Prevailing Wage Requirements only) maintenance of the Premises.

                 The Lessee shall cause the provisions of this subsection to be incorporated into each contract and subcontract, and lease agreement which would be subject to this subsection. In the event the provisions are not so incorporated, the Lessee shall be liable to the worker in any action or proceeding for the difference between the prevailing wage rate required to be paid and the amount actually paid to the worker, including costs and attorney fees, as if the Lessee were the actual employer.

                 The prevailing wage requirements of this subsection will be monitored and enforced by the Port. In addition to any other rights provided by California law to recover compensation, a worker that has been paid less than the prevailing wage rates shall have a right to commence an action or proceeding against the employer of the worker for the difference between the prevailing wage rates and the amount paid to such worker for each calendar day or portion thereof for which the worker was paid less than the compensation required to be paid under the provisions of this subsection. No issue other than that of the liability of the employer for the amount of unpaid wages allegedly due shall be determined in such action or proceeding, and the burden shall be on the employer to establish that the amounts demanded are not due. A worker recovering any or all of the wages claimed to be due shall recover his costs and attorney fees in securing such recovery. Nothing in this section shall preclude its enforcement by the California Division of Labor Standards Enforcement.

                 Nothing in this lease shall prevent the employment of any number of properly registered apprentices, as defined in Chapter 4, Division 3 of the Labor Code. Every such apprentice shall be paid not less than the standard wage paid to apprentices under the regulations of the crafts or trade at which he is employed, and shall be employed only at the work of the craft or trade to which he is registered. The employment and training of each apprentice shall be in accordance with the provisions of the

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 17 -
apprenticeship standards and apprentice agreements under which he is in training.

                 Lessee agrees that, any action by Lessee or its assignee against the Port for the recovery of penalties or forfeitures shall be commenced, and written notice thereof shall be actually received by the Port, within the ninety-day period after the Port's Chief Engineer notifies Lessee in writing that the Chief Engineer has determined that the work is complete. Lessee agrees that such suit on the Lease for alleged breach thereof in not making an advance or reimbursement or in not permitting a credit to rent or other sums due the Port is the exclusive remedy of Lessee or the Lessee's assignee with reference to such penalties or forfeitures. Lessee or Lessee's assignee may bring such suit without permission of the Port, but the suit shall be limited to the recovery of the penalties or forfeitures without prejudice to Lessee or Lessee's assignee's rights in other matters affecting the Lease. Lessee agrees that no other issues shall be presented to the court in such case and the burden shall be on the plaintiff to establish plaintiff's right to the penalties or forfeitures withheld or to be withheld.

                 Lessee agrees that to the extent that Lessee is required to comply with the prevailing wage requirements, Lessee shall assure that all workers are paid the prevailing rate of per diem wages, and travel and subsistence payments (defined in applicable collective bargaining agreements filed in accordance with Section 1773.8 of the California Labor Code), in effect on the date of the Port's first approval of a building permit or other approval of the work. Copies of the applicable prevailing rate of per diem wages are on file at the Port's principal office and will be made available to any interested party on request. Lessee agrees to post a copy of the prevailing rate of per diem wages at each job site.

                 Lessee, as a penalty to the Port, shall forfeit twenty-five dollars ($25) for each calendar day, or portion thereof (or such other sum as specified from time to time by Section 1775 of the California Labor Code), for each worker paid less than the applicable prevailing rates for such work or craft in which such worker is employed. The difference between such prevailing wage rates and the amount paid to each worker for each calendar day or portion thereof for which each worker was paid less than the prevailing wage rate shall be paid to each worker by Lessee.

                 To the extent that there is insufficient money due Lessee as an advance, reimbursement or credit to cover all penalties forfeited and amounts due and in all cases where the Lease does not provide for a money payment by the Port to Lessee, and except in cases where enforcement authority is vested in the State pursuant to Section 1775 of the California Labor Code, the Port not later than ninety (90) days after the filing of a valid notice of completion in the office of the Alameda County Recorder or not later than ninety (90) days after the Port's acceptance of the work, whichever last occurs, may maintain an action in any

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 18 -
court of competent jurisdiction to recover the penalties and the amounts due provided for herein. Lessee agrees that no issue other than that of the liability of Lessee for the penalties allegedly forfeited and amounts due shall be determined in such action, and the burden shall be upon Lessee to establish that the penalties and amounts demanded in such action are not due. Out of any money withheld or recovered or both there shall first be paid the amount due each worker and if insufficient funds are withheld or recovered or both to pay each worker in full the money shall be prorated among all such workers.

                 Lessee agrees to keep or cause to be kept by each contractor and subcontractor an accurate payroll record for each worker employed on work covered by this Paragraph showing all of the information specified in subsection (a) of Section 1776 of the California Labor Code. All such payroll records shall be certified, available for inspection and filed in accordance with the procedures specified in subsections (b)-(e) inclusive of Section 1776 of the California Labor Code. In the event of noncompliance with the foregoing requirements concerning payroll records which continues for more than ten (10) days after the Port gives to Lessee written notice specifying in what respects Lessee must comply, Lessee shall forfeit as a penalty to the Port for each worker twenty-five dollars ($25) for each calendar day, or portion thereof, until strict compliance is effectuated.

                 Lessee shall be responsible for complying with Section 1777.5 of the California Labor Code concerning apprenticeable occupations, with respect to all work covered by that section.

                 Except where the context otherwise requires, the definitions of terms and phrases contained in the State prevailing wage law, Sections 1720 et seq. of the California Labor Code, and in the implementing administrative regulations, shall apply to the same terms and phrases which are used in the prevailing wage requirements of this subsection.

         9. TITLE TO IMPROVEMENTS: Title to all structures, buildings and any and all other permanent improvements constructed, erected or placed upon the demised premises by the Lessee, and additions or improvements made thereto by Lessee shall vest in and become the property of the Lessee upon completion thereof. Title of the above structures, buildings and improvements shall be vested in and become the property of the Port and shall be surrendered with the Premises as part thereof upon termination of this Lease; provided, that the Port, at its option, may upon prior written notice require Lessee to remove at Lessee's expense, improvements or portions of improvements constructed, erected or placed upon the Premises by Lessee during the term of this Lease and if the Port so notifies Lessee of its exercise of its right to require such removal Lessee shall complete said removal with all reasonable dispatch but in no event shall said removal completion exceed thirty (30)days after termination of this Lease. Lessee may, at the termination of this Lease, if Lessee is not then in default



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 19 -
under any provision of this Lease, remove its machinery, boilers, equipment, movable partitions and other trade fixtures placed upon the demised premises by it; provided, that in such event Lessee shall repair any damage caused by such removal and, provided further, that usual and customary lighting, plumbing, wall-to-wall carpeting, window coverings, air conditioning and heating fixtures shall remain upon the Premises and be surrendered therewith upon termination of this Lease. Upon termination of this Lease, Lessee shall remove all equipment, furniture, furnishings and trade fixtures from the Premises unless otherwise agreed by the Port.

                 Lessee agrees and hereby makes the irrevocable and binding election not to take for federal income tax purposes investment tax credits or depreciation on assets financed with the proceeds of tax exempt Port bonds or notes, unless the Port otherwise expressly agrees in advance in writing signed by the Port's Executive Director. Lessee also agrees at the Port's request from time to time to execute such additional documents reasonably requested by the Port or its bond counsel to effectuate and/or evidence said agreement and election. This agreement and election, and the obligation to execute said documents relative thereto is binding on each successor or assignee of Lessee.

         10. SIGNS; OUTSIDE DISPLAYS: Lessee shall not install, paint, inscribe or place any signs or placards upon the exterior of the Premises or upon the interior of the Premises if intended to be viewed from the exterior thereof, without the prior written consent of the Port. The Port agrees not unreasonably to withhold or delay consent to such signs which state the name of the tenant or tenants or the type of businesses conducted on the Premises and that otherwise comply with the applicable Port sign policies for the Airport. Lessee agrees, at its own expense, to remove or paint over to the satisfaction of the Port promptly upon termination of this Lease any and all signs or placards installed, painted, inscribed or placed by it in or upon the interior or exterior of the Premises; and should Lessee fail to so remove or paint over such signs or placards, the Port may do so at the expense of Lessee and Lessee shall reimburse the Port for the cost thereof upon demand.

         11. UTILITY EASEMENTS: The Port reserves to itself, and reserves the right to grant to others in the future, nonexclusive utility easements over, under, through, across or on the Property in locations that will not unreasonably interfere with Lessee's use of the Premises. Any interference during the installation of utility facilities shall be temporary, and all work on the Premises shall proceed expeditiously. Lessee shall be given reasonable notice before commencement of any work on the Premises.

                 The Port also reserves and retains (i) any and all existing rights of way for storm drains, sewer outfalls, for gas and other pipelines, for water mains, for hydrants, for electrical cables and wires, (ii) the right to locate in, upon or across said Premises in a location or locations which will not interfere with Lessee's use and enjoyment of said Premises, other such conduits,



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 20 -
lines and mains as may be deemed necessary by the Port for its uses, the uses of other tenants of the Port or the United States of America in connection with the latter's use and enjoyment of premises in the vicinity, including, but not limited to, the installation and maintenance of a Federal Aviation Administration radio transmitter in an upper level storage space of approximately one thousand five hundred square feet of the hangar with related antennas installed on the structural roof members of the hangar and (iii) the right by its own employees, agents or designees to enter the Premises to maintain, repair and replace all of said facilities.

                 In the event the installation or maintenance of such utilities in such easements causes any damage to the Premises, or any portion thereof, or to any other buildings, structures or facilities located upon the Property, the same shall be repaired by the Port at its expense, if not so repaired by the party installing and maintaining the utility facility.

         12. UTILITIES: Lessee shall pay for all water, gas, heat, electricity, fuel, power, telephone service, and other utilities, as well as janitor or watchman services and mechanical fire alarm or security services, which may be furnished to Lessee. In the event the Port by arrangement with Lessee provides or pays for any utility services, Lessee shall pay the Port for such services or reimburse to the Port such payment not later than the first day of the calendar month following Lessee's receipt from the Port of a billing statement for said services or reimbursement.

                 In cases where arrangements have been made between Lessee and the Port for the Port to furnish and deliver gas, electricity or water, the Port will exercise reasonable diligence and care to furnish and deliver the same; provided, however, that the Port does not guarantee the continuity or sufficiency of such supply. The Port will not be liable for interruptions or shortages or insufficiency of supply or any loss or damage of any kind or character occasioned thereby if the same is caused by accident, act of God, fire, strikes, riots, war, inability to secure a sufficient supply from the utility company furnishing the Port, or any other cause except such as arises from the Port's failure to exercise reasonable diligence. It is understood that Lessee shall take such steps as Lessee may consider necessary to protect Lessee's equipment from any damage that may be caused to such equipment in the event of failure or interruption of any such utility services. Whenever the Port shall find it necessary for the purpose of making repairs or improvements to any utility supply system it shall maintain, it shall have the right to suspend temporarily the delivery of gas, electricity or water, but in all such cases reasonable notice of such suspension will be given to Lessee, and the making of such repairs or improvements will be prosecuted as rapidly as practicable and, if possible, so as to cause the least amount of inconvenience to Lessee.

         13. TAXES AND ASSESSMENTS: The property interests created by this Lease may be subject to property taxation and the Lessee

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 21 -
hereunder in whom the possessory interest is vested may be subject to the payment of property taxes levied on such interest. Lessee agrees to pay before delinquency all lawful taxes, assessments, fees or charges which at any time may be levied by the state, county, city or any tax or assessment levying body upon any activity carried on under this Lease, any interest in this Lease or any possessory right which Lessee may have in or to any property covered hereby by reason of its use or occupancy thereof or otherwise, as well as all lawful taxes, assessments, fees and charges on goods, merchandise, fixtures, appliances, equipment and property owned by Lessee in or about said Premises.

                 Lessee may at no cost to the Port reasonably contest the legal validity or amount of any taxes, assessments, or charges for which Lessee is responsible under this Lease, and institute such proceedings as Lessee considers necessary; provided, however, that Lessee shall at all times protect the Port and the Premises from foreclosure of any lien, and that the Port shall not be required to join in any proceeding or contest brought by Lessee.

         14. FIRE INSURANCE: Lessee shall maintain at all times during the term of this Lease fire legal liability coverage in not less than the sum of $100,000.00 or in such other sums specified from time to time by the Port.

                 Lessee shall further carry fire insurance for full replacement cost with extended coverage endorsements thereto upon all trade fixtures, equipment, furniture, furnishings and stock in trade located in and upon the demised premises to the full amount of the replacement value thereof.

                 Lessee shall obtain from its insurers under all policies of insurance maintained under this Paragraph by Lessee at any time during the term of this Lease endorsements providing a waiver of all rights of subrogation which the insurer may have against the Port. Lessee hereby waives any right which it may have against the Port on account of any loss or damage occasioned to Lessee arising from any risk covered by the insurance that Lessee is required to carry under this Paragraph or covered by any other insurance maintained by Lessee insuring the Premises, its contents or other of Lessee's personal property on or about the Premises.

                 A certificate or certificates evidencing Lessee's said fire legal liability and furniture or fixture insurance shall be filed with the Secretary of the Board of Port Commissioners prior to the commencement of the term of this Lease, and said certificate or certificates shall provide that such insurance coverage will not be canceled or reduced without at least 30 days' prior written notice to said Secretary. At least 30 days prior to the expiration of such policy or policies a certificate or certificates showing that such insurance coverage has been renewed or extended shall be filed with said Secretary.

                 If any such coverage is canceled or reduced, Lessee shall within 15 days after receipt of written notice from the Port of


NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 22 -
such cancellation or reduction in coverage file with the Secretary of said Board a certificate showing that the required insurance has been reinstated or provided through another insurance company or companies. Upon failure to so file such certificate, the Port may without further notice and at its option either (1) notwithstanding the provisions of Paragraph 21 of this Lease cause this Lease to be forfeited and exercise such other rights as it may have in the event of Lessee's default; or (2) procure such insurance coverage at Lessee's expense and Lessee shall promptly reimburse the Port for such expense.

         15. DAMAGE OR DESTRUCTION OF PREMISES: In the event that, during the term of this Lease, the demised Premises shall be damaged or destroyed by fire, earthquake, act of God or other cause to an extent in excess of fifty percent (50%) of the aggregate of the then value thereof, either party shall have the right, upon giving sixty (60) days' written notice to the other party (such notice to be given within sixty (60) days after such damage or destruction), to cancel and annul this Lease and retain any insurance proceeds attributable to the damage to said building or premises; provided, however, that if said damage to the Premises does not exceed fifty percent (50%) of said value, Lessee hereby agrees with due diligence to restore the demised Premises to a good and tenantable condition.

         16. FIRE EXTINGUISHERS: Lessee agrees at its own expense to provide and keep on the premises fire extinguishers of such number, type and material as may be prescribed from time to time by the regulations of the Board of Port Commissioners, the Fire Prevention Bureau of the City of Oakland or other competent authority.

         17.     INDEMNIFICATION, HOLD HARMLESS AND LIABILITY INSURANCE:

                 17.1. INDEMNIFICATION AND HOLD HARMLESS: It is an express condition of this Lease that the Port, the Board of Port Commissioners, and its officers, employees and agents shall be free from any and all liabilities and claims for damages and/or suits for or by reason of any death or deaths of or any injury or injuries to any person or persons or damages to property of any kind whatsoever, whether the person or property of Lessee, its agents or employees, or third persons, from any cause or causes whatsoever while in or upon the Premises or any part thereof during the term of this Lease or occasioned by any occupancy or use of the Premises or any activity carried on by Lessee in connection therewith, and Lessee hereby covenants and agrees to indemnify and to save harmless the Port from all liabilities, charges, expenses (including reasonable counsel fees) and costs on account of or by reason of any such death or deaths, injury or injuries, liabilities, claims, suits or losses, however occurring or damages growing out of the same; provided, however, that this sentence shall not apply to death or deaths, injury or injuries, liabilities, claims, suits or losses in any way caused by (i) any actively negligent or intentional or willful actions or omissions of the Port or its agents, officers or employees, or (ii) any passively negligent actions or omissions on the part of the Port or



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 23 -
its agents, officers or employees in any situation or set of circumstances where Lessee was not passively or actively negligent with respect to the same situation or set of circumstances.

         17.2. LIABILITY INSURANCE: Lessee shall maintain in force during the term of this Lease public liability and property damage insurance, including premises and operations, blanket contractual, completed operations, broad form property damage, personal injury, independent contractors coverage, with such coverage and limits as may be reasonably requested by the Port from time to time, but in no event for less than the sum of FIVE MILLION DOLLARS ($5,000,000.00) combined single limit, except that the owned, nonowned and hired automobile insurance shall have limits of not less than ONE MILLION DOLLARS ($1,000,000.00); fire legal liability insurance in the amount of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00); and Lessee agrees that the Port shall be named as an additional insured under such liability insurance policy or policies.

                 All such policies shall be endorsed with a severability of interest or cross-liability endorsement, reading generally as follows:

         CROSS-LIABILITY - In the event of one of the assureds incurring liability to any other of the assureds, this policy shall cover the assured against whom claim is or may be made in the same manner as if separate policies had been issued to each assured. Nothing contained herein shall operate to increase underwriters' limit of liability.

                 A certificate or certificates, in a form reasonably satisfactory to the Port, evidencing such insurance coverage shall be filed with the Secretary of the Board of Port Commissioners prior to the commencement of the term of this Lease, and said certificate(s) shall provide that such insurance coverage will not be canceled or reduced without at least thirty (30) days' prior written notice to the Secretary of said Board. Prior to the expiration of any such policy, a certificate showing that such insurance coverage has been renewed or extended shall be filed with the Secretary of said Board; provided that in the event a policy renewal certificate is not reasonably available to Lessee prior to said expiration Lessee may file with the Port on a temporary basis a policy binder of other satisfactory evidence of insurance coverage renewal and shall file the insurance certificate with the Port as soon as the same is available from the insurance carrier. If such coverage is canceled or reduced, Lessee shall, within fifteen (15) days after receipt of written notice from the Port of such cancellation or reduction in coverage but in no event later than the effective date of cancellation or reduction, file with the Secretary of said Board a certificate showing that the required insurance has been reinstated or provided through another insurance company or companies. Upon failure to so file such certificate, the Port may without further notice and at its option either (1) exercise the Port's rights as provided in Paragraph 21 of this



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 24 -

Lease ("Defaults"), or (2) procure such insurance coverage at Lessee's expense and Lessee shall promptly reimburse the Port for such expense.

         18.     NO LIENS; MORTGAGE OF LEASEHOLD AND PROTECTION OF LENDER:
Except as otherwise expressly provided in this Lease, Lessee shall pay for all labor done and materials furnished in the repair, replacement, development or improvement of the Property by Lessee and shall keep the Premises, and Lessee's possessory interest in the Premises, free and clear of any lien or encumbrance of any kind whatsoever created by Lessee.

                 If any such lien is so filed, Lessee shall promptly either cause such lien to be released of record or diligently contest the claim relating to such lien, provided that if such contest is resolved against Lessee, Lessee shall promptly cause such lien to be released of record, and if Lessee fails so to do, the Port shall have the right and option, but not the duty, to pay or otherwise discharge, stay or prevent the execution of any judgment or lien or both. If the Port exercises such option, the Port shall not be deemed to have waived the Port's right to declare a default of this Lease pursuant to Paragraph 21 hereof, and Lessee shall reimburse the Port for all sums expended in connection with any such judgment or lien, or both, including the Port's reasonable attorneys' fees and costs, together with any delinquency charge provided for in Paragraph 4.2 of this Lease, and said reimbursement shall be due and payable ten (10) days from the date the Port gives to Lessee written notice of any such payments, fees or costs.

         19. ASSIGNMENT AND SUBLETTING: Except as hereinafter in this Paragraph 19 expressly provided, Lessee shall not, either directly or indirectly, voluntarily or involuntarily, assign, hypothecate, encumber or transfer this Lease or any interest therein or right granted thereby or sublet the whole or any part of the Premises, or license the use of same, or suffer any other person or entity to occupy, use or manage (except management by Lessee's employees) the same, in whole or in part, without the prior written consent of the Port evidenced by resolution of its Board of Port Commissioners. The Port shall not unreasonably withhold its consent to an assignment or subletting. Neither this Lease nor any interest therein or right granted thereby shall be assignable or transferable in proceedings in attachment, garnishment or execution against Lessee, or in voluntary or involuntary proceedings in bankruptcy or insolvency or receivership taken by or against Lessee or by any process of law and possession of the whole or any part of the demised premises shall not be divested from Lessee in such proceedings or by any process of law, without the prior written consent of the Port evidenced by resolution of its Board of Port Commissioners. Except as hereinafter provided, no occupancy or use of the demised Premises or exercise of any right granted by this Lease by any prospective transferee, sublessee, or assignee shall occur before the Port's written consent to the transfer, sublease, or assignment which consent shall not be unreasonably withheld; provided that the Port shall not be deemed unreasonable in withholding its consent if the

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 25 -
proposed transfer, assignment or sublease will involve the relocation of an existing Airport tenant, will result in reduced percentage rental to the Port, or will result in Lessee's receipt of a higher rental than Lessee is paying to the Port on a prorata square foot basis for the Premises area involved in the transfer, assignment or sublease in which latter event the Port may require Lessee to pay to the Port as additional minimum rental a portion of the amount by which the rental paid by said transferee, assignee or sublessee exceeds the Monthly Rental then paid by Lessee to the Port on a prorata square foot basis. Any breach of the provisions of this Paragraph shall constitute a default and shall cause this Lease to terminate immediately at the option of the Port without further notice to Lessee. Lessee shall not be deemed to be in default if Lessee causes an attachment or execution to be removed within fifteen (15) days of levy, or if Lessee causes an involuntary proceeding in bankruptcy to be dismissed or receiver to be removed within thirty (30) days of the date of commencement of said proceeding or appointment of said receiver.

                 It is expressly understood and hereby agreed that if Lessee sells the building or leases all or a portion of the building the Port shall be entitled to fifty percent (50%) of the "bonus value" or rental income in excess of the rent then paid by Lessee. Bonus value shall be defined herein as the present worth of the difference between market rent and contract rent.

                 An assignment within the meaning of this Paragraph 19 shall include, but is not limited to, the following:

                 A. If Lessee is other than a corporation, the transfer of the Lease or any of Lessee's interests therein to a corporation that is not wholly owned or controlled by Lessee;

                 B. If Lessee consists of more than one person or entity, or a combination of a person or persons and an entity or entities, a purported assignment, voluntary, involuntary, or by operation of law of any interest in the Lease from one or more such persons or entities, to any other person or persons or entity or entities whether or not such other person or persons or entity or entities are Lessees;

                 C. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any general partner, or the dissolution of the partnership;

                 D. If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or the sale of more than fifty percent (50%) of the value of the assets of Lessee whether in one conveyance or cumulatively in the aggregate in more than one conveyance. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of




NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 26 -
directors. This subparagraph D shall not apply to National Airmotive Corporation or to a corporation the stock of which is traded through an exchange or over the counter or to any transfer, distribution or contribution of a controlling percentage of the capital stock of Lessee (i) by any corporate shareholder of Lessee to one or more of its own shareholders, or (ii) by any shareholder of Lessee to another corporation the capital stock of which such shareholder owns a controlling percentage, except that in such events said Lessee shall give the Port written notice of such transfers, distribution and contribution.

                 The Port's consent to or waiver of its option to terminate this Lease in the event of a default on account of any assignment, transfer, occupation or use requiring prior written Port consent shall not be construed or deemed to be a waiver of the restrictions hereinabove contained or to be a consent to or waiver of objections to any subsequent assignment, transfer or occupation or use by another person. The Port's consent to a proposed assignment shall not be deemed effective unless and until there is filed with the Port's Chief Executive Officer or his designee fully executed and complete copies of all documents used to effectuate the assignment and a document in recordable form signed by the assignee whereby assignee expressly shall assume all covenants and conditions of this Lease.

                 Lessee and the Port acknowledge and agree that the rights retained by and granted to the Port pursuant to this Paragraph constitute a material part of the consideration for entering into this Lease and constitute a material and substantial inducement to the Port to enter into this Lease at the rental, for the terms, and upon the other covenants and conditions contained in this Lease, and that the acceptability of Lessee, and of any sublessee, assignee or other transferee of any right or interest in this Lease, involves the exercise of broad discretion by the Port in promoting commerce, navigation and shipping in the Port Area of the City of Oakland. Therefore, Lessee agrees that it shall not be unreasonable for the Port to withhold its consent to an assignment, sublease or other transfer by Lessee in the event that the Port makes the reasonable, good faith determination that the making of such proposed assignment, sublease or other transfer is not in accordance with this Lease, or that the proposed assignee, sublessee or other transferee will not use the Premises for purposes consistent with the Charter of the City of Oakland or will not otherwise maintain and/or operate the Premises in the manner provided in this Lease.

                No subletting or assignment, even with the Port's consent, shall relieve Lessee of its rental or other obligations to be performed by Lessee hereunder, and Lessee shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

                 Lessee agrees that as a condition to the Port's consideration of any request by Lessee for each proposed sublease, assignment, or other transfer that Lessee shall deliver to the Port



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 27 -
a nonrefundable processing fee of not less than $100.00. The Port's Manager of Airport Properties Department, or such other Port representative designated from time to time by the Port's Chief Executive Officer, may within ten (10) days of receipt of said fee give to Lessee notice that said fee shall be increased by a sum, not to exceed an additional $400.00, that said Manager or such other designated representative may in his discretion determine is necessary to cover the anticipated Port administrative costs and expenses, including labor, in processing and investigating Lessee's request. Lessee agrees that unless and until said fee, and any request for such additional fee, is delivered to the Port, Lessee shall be deemed to have made no request to the Port, to assign or sublease. The minimum and maximum fees shall be adjusted upon the commencement of each successive year of this Lease, in the same percentage as the change in last Consumer Price Index published prior to the date of each succeeding one-year period from the last such index published prior to the commencement of the term of this Lease; provided that in no event shall the adjusted fees be less than the theretofore existing fees. "Consumer Price Index," as used herein, shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, San Francisco-Oakland (as applicable) of the Bureau of Labor Statistics of the United States Department of Labor, or the official successor of said Index. If said Index is changed so that the base year differs from the base year used in the last index published prior to the commencement of the term of this Lease, the former Index shall be converted to the new Index in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If said Index is discontinued or revised during the term of this Lease, such other government index or computation with which it is replaced, as determined by said Department or said Bureau, or, failing such determination, such other government index or computation which is most similar to said Index, shall be used in order to obtain substantially the same result as would be obtained if said Index had not been discontinued or revised.

                 In addition, the parties hereto each agree that Lessee's request for consent to any proposed sublease, assignment or other transfer shall not be deemed to have been submitted to the Port unless and until Lessee, except as and to the extent excused in writing by the Port's Manager of Airport Properties Department, shall have submitted to the Port, in writing, the following information and documents:

                          A.      The name of the proposed subtenant, assignee
or other transferee;

                          B.      The nature of proposed subtenant's or
assignee's business to be carried on in the Premises;

                          C.      Each of the terms and provisions of the
proposed sublease, assignment or transfer, including without limitation the full consideration for such sublease, assignment or transfer;



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 28 -

                          D.      A balance sheet of the proposed subtenant or
assignee as of a date within at least ninety (90) days of the request for the Port's consent;

                          E.      Statements of income or profit and loss of
the proposed subtenant for the 2-year period preceding the request for the Port's consent;

                          F.       A statement in reasonable detail as to the
business experience of the proposed subtenant or assignee during the 5-year period preceding the request for the Port's consent;

                          G.      Such other information and documents relating
to the proposed sublessee's or assignee's business, experience, finances as the Port may reasonably request.

                          It is understood and agreed that the Port's consent
to a requested sublease, assignment or other transfer, if said consent in the Port's sole discretion is granted shall not be granted unless and until the Port receives each of the following:

                          A.      In the case of a proposed assignment, a full
and complete executed copy of all documents to effectuate the assignment, together with a document in recordable form whereby the proposed assignee shall expressly assume all the covenants and conditions of this Lease.

                          B.      In the case of a proposed sublease, a full
and complete copy of the executed sublease, which sublease shall contain a provision satisfactory to the Port, requiring sublessee to attorn to the Port if Lessee defaults under this Lease and if the sublessee is notified of Lessee's default and instructed to make sublessee's rental payments to the Port.

                          Lessee shall not accept, directly or indirectly, more
than three (3) months' prepaid rent from any sublessee and said copy of the executed sublease shall recite this restriction and sublessee's acknowledgment of the same.

                          C.      In the case of any other proposed encumbrance
or proposed transfer, a full and complete executed copy of all documents to effectuate the encumbrance or transfer, which documents shall incorporate directly or by reference all of the provisions of this Lease.

                          Lessee immediately and irrevocably assigns to the
Port, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and the Port, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on the Port's application, may collect such rent and apply it toward Lessee's obligations under this Lease; provided, however, that, until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such rent.

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 29 -

                          Lessee agrees that it shall immediately notify the
Port in writing of any cancellation or surrender of any sublease. No modification of any sublease, assignment or other transfer after the Port's initial consent shall be effective without the prior written approval of the Port as evidenced by resolution of its Board of Port Commissioners.

         20. HAZARDOUS SUBSTANCES; FUMES AND ODORS; DISPOSAL OF GARBAGE; ANNOYING AND INJURIOUS CONDUCT: No offensive or dangerous trade, business or occupation shall be carried on within the Premises, and nothing shall be done on the Premises, other than as is provided for in the use provisions of this lease, which will increase the rate of or suspend the insurance on the Premises or other structures of the Port; and no machinery or apparatus shall be used or operated on the Premises which will in any way injure the Premises or adjacent buildings; provided, however, that nothing in this Section shall preclude Lessee from bringing, keeping or using on or about the Premises materials, supplies, equipment and machinery as are appropriate customary in carrying on its said business, or from carrying its business, in all respects as is generally usual, so long as Lessee at all times is in full compliance with the attached Hazardous and Toxic Substances Exhibit "D" and all laws, regulations, permits, licenses and any other approvals or authorizations relating to Toxic Materials.

                 Lessee agrees to conduct its operations upon the premises so as to reduce to the minimum that is reasonably practicable the emanation from the Premises of fumes and odors; provided that the Port acknowledges that some fumes and odors are normal in Lessee's use as described in Paragraph 3 hereof.

                 Lessee agrees to handle and dispose of its trash, garbage and refuse in a sanitary manner and not to pile any boxes, cartons, barrels, trash, debris or refuse in or about the Premises. Lessee shall provide its own facilities within the Premises for the cleaning of garbage cans and shall make adequate provision upon the Premises in order that no refuse, containers, boxes, cartons or the like will be visible from any direction outside the Premises.

                 Lessee shall not, without the advance written consent of the Port's Executive Director, install any exterior decorations or painting or install any radio or television antennae, loudspeakers, sound amplifiers, or any devices on the exterior walls of the Premises. No loudspeakers, radios or other means of broadcasting to be heard outside the Premises shall be used by Lessee. Anything in the immediately preceding two sentences to the contrary notwithstanding; Lessee shall be entitled to install an exterior paging system and various antennae on the exterior of the Premises, so long as the same do not unreasonably interfere with Airport operations or operation by Airport tenants or Airport users, are installed and operated in compliance with all applicable statutes and regulations, and are approved in advance by the Port (which approval shall not be unreasonably delayed or denied).

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 30 -

                 Lessee shall not use any false or misleading advertising relating to activities on the Premises, or engage in any unfair trade practices injurious to other tenants of the Port.

         21. DEFAULTS: It is mutually covenanted and agreed and this Lease is made upon the condition that if the rents or other sums which Lessee herein agrees to pay, or any part thereof, shall be unpaid on the date the same shall become due and payable, or if default be made in any of the other terms, agreements, conditions or covenants herein contained on the part of Lessee, or should Lessee abandon or cease to use the Premises for purposes required by Paragraph 3 of this Lease at any time except when prevented by fire, earthquake, wars, strike, governmental intervention, or other similar reason beyond its control, then and in any such event, at its option, the Port may declare this Lease forfeited, whereupon the Port may exercise all rights of entry and re-entry upon the demised Premises.

                 Lessee shall not be considered to be in default for purposes of this Paragraph 21 until the expiration of ten (10) days (in the case of a failure in the payment of rent or other sums herein provided to be made by Lessee) or 30 days (in all other instances) after written notice by the Port to Lessee and if, during such ten (10) or thirty (30) day period, as the case may be, such failure or condition in violation of the provisions of this Lease shall have been cured or obviated by Lessee, then upon payment, performance or satisfaction of such term, covenant or condition, any right of the Lessor to terminate this Lease or re-enter upon the demised Premises by reason of such failure shall cease.

                 If any condition (except failure to pay rent or other sums) which would entitle the Port to declare a default is of such nature that it cannot be remedied within thirty (30) days, such declaration of default, termination and right of re-entry, or exercise of other rights of Lessor, shall be postponed as long as the Lessee shall have commenced the elimination of such condition within said thirty (30) days and shall then be continuously and diligently proceeding reasonably and in good faith to cure the same.

                 In the event that the Port terminates this Lease and Lessee's right to possession of the Premises, in the manner provided by law, the Port shall be entitled to recover from Lessee possession of the premises and the following:

                 (a) the worth at the time of award of the unpaid rent and sums equivalent to rent required to be paid by Lessee under the Lease that had been earned at the time of termination;

                 (b) the worth at the time of award of the amount by which the unpaid rent and sums equivalent to rent required to be paid by Lessee under this Lease that would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 31 -

                 (c) the worth at the time of award of the amount by which the unpaid rent and sums equivalent to rent required to be paid by Lessee under this Lease for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

                 (d) other amounts permitted by law including, but not limited to, the costs and expenses incurred by the Port (i) in retaking possession of the Premises, (ii) in cleaning and making repairs of and alterations to the Premises reasonably necessary to return the Premises to good condition for uses permitted by this Lease and in otherwise preparing the Premises for reletting, (iii) in removing, transporting, and storing any of Lessee's property left at the Premises although the Port shall have no obligation to remove, transport, or store any of such property, and (iv) in reletting the Premises, including, but not limited to, brokerage commissions, advertising costs, and attorneys' fees.

                 The "worth at the time of award" of the amounts referred to in items (a) and (b) immediately above is computed by allowing interest at the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in item (c) immediately above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         22. RIGHT OF ENTRY: In any and all cases in which provision is made herein for the termination of this Lease, except by forfeiture, or for exercise by the Port of right of entry or re-entry upon the Premises, or in case of abandonment or vacating of the Premises by Lessee, and the Port may not elect to invoke a forfeiture of said Lease, the Port may enter upon the Premises and remove any and all persons and/or property whatsoever situated upon the Premises, and place all or any portion of said property, except such property as may be forfeited to the Port, in storage for account of and at the expense of Lessee; and in such case the Port may relet the Premises upon such terms as to it may seem fit, and if a sufficient sum shall not thus be realized after paying expense of such reletting and collecting to satisfy the rent and other sums herein agreed to be paid, Lessee agrees to satisfy and pay any deficiency, and to pay expenses of such reletting and collecting. Lessee hereby exempts and agrees to save harmless the Port from any cost, loss or damage arising out of or caused (except to the extent caused by the active negligence of the Port or its officers, agents, employees or contractors) by any such entry or re-entry upon said Premises and/or the removal of persons and/or property and storage of such property by the Port or its agents.

         23. SURRENDER AND HOLDING OVER: Lessee covenants that at the expiration of the term of this Lease or upon its earlier termination it will quit and surrender the Premises in good state and condition, reasonable wear and tear and damage by the elements excepted given the nature and age of the improvements and subject to the provisions of Paragraph 9 hereof. The Port shall have the right upon such termination to enter upon and take possession of



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 32 -
all the Premises. Should Lessee with the Port's consent hold over the use of the Premises after this Lease has been terminated in any manner, such holding over shall be deemed merely a tenancy from month to month and at a rent to be fixed from time to time by the Port based on the fair rental value of the Premises, payable monthly in advance, but otherwise on the same terms and conditions as herein set forth; provided, however, that rent may be fixed by the Port from time to time by giving to Lessee at least thirty (30) days' prior written notice of said rent.

                 It is understood and agreed that nothing contained in this Lease shall give Lessee any right to occupy the Premises at any time after expiration of the term of this Lease or its earlier termination, and that this Lease shall not create any right in Lessee for relocation assistance or payment from the Port upon expiration of the term of this Lease or upon its earlier termination or upon the termination of any holdover tenancy pursuant to this paragraph. Lessee acknowledges and agrees that upon such expiration or termination, it shall not be entitled to, and expressly hereby waives, any relocation assistance or payment pursuant to the provisions of Title 1, Division 7, Chapter 16, of the Government Code of the State of California (Sections 7260 et seq.) and pursuant to any other law or regulation effective now or at any time in the future with respect to any relocation of its business or activities upon the expiration of the term of this Lease or upon its earlier termination or upon the termination of any holdover tenancy pursuant to this paragraph.

         24. DUTY TO GUARD GOODS: Lessee shall assume the sole responsibility for the guarding and safekeeping of and risk of loss to all property, stock merchandise and equipment stored or located upon or used in connection with the said Premises.

         25. WAIVERS: No waiver by either party at any time of any of the terms, conditions or covenants or agreements of this Lease or of any forfeiture shall be deemed or taken as a waiver at any time thereafter of the same or of any other term, condition or covenant or agreement herein contained, nor of the strict and prompt performance thereof. No delay, failure or omission of the Port to re-enter the Premises or to exercise any right, power or privilege, or option, arising from any default, nor any subsequent acceptance of rent then or thereafter accrued shall impair any such right, power, privilege or option or be construed a waiver of any such default or relinquishment thereof, or acquiescence therein, and no notice by the Port shall be required to restore or revive time as of the essence after waiver by the Port of default in no one or more instance. No option, right, power, remedy or privilege of the Port shall be construed as being exhausted by the exercise thereof in one or more instances. It is agreed that each and all of the rights, powers, options or remedies given to the Port by this Lease are cumulative, and no one of them shall be exclusive of the other or exclusive of any remedies provided by law, and that exercise of one right, power, option or remedy by the Port shall not impair its rights to any other right, power, option or remedy.



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 33 -

         26. RIGHT TO INSPECT PREMISES: The Port or its duly authorized representatives, or agents and other persons for it, may enter upon the Premises at any and all reasonable times and upon reasonable prior notice (except in emergencies) during the term of this Lease for the purpose of determining whether or not Lessee is complying with the terms and conditions hereof or for any other purpose incidental to rights of the Port. The Port shall not unreasonably interfere with the use and occupancy of Lessee or sublessees during such entry.

         27. AGENT FOR SERVICE OF PROCESS: It is expressly agreed and understood that if Lessee is not a resident of this state, or is an association or partnership without a member or partner resident of this state, or is a foreign corporation, then in any such event Lessee shall file with the Port a designation of either (a) a natural person residing in the County of Alameda, State of California, giving the person's name, residence and business address or (b) a corporation, giving a copy of the corporation's certificate filed in accordance with California Corporations Code Section 1505, as Lessee's agent for the purpose of service of process in any court action between Lessee and the Port arising out of or based upon this Lease, and the delivery to such agent of a copy of any process in any such action shall constitute valid service upon such Lessee; and it is further expressly agreed, covenanted and stipulated that if for any reason service of such process upon such agent is not possible, then in such event Lessee may be personally served with such process out of this state, and that such service shall constitute valid service upon such Lessee; and it is further expressly agreed that Lessee is amenable to the process so served, submits to the jurisdiction of the court so acquired, and waives any and all objection and protest thereto.

         28. RIGHTS OF THE UNITED STATES OF AMERICA: It is understood and agreed that the United States of America has, and may hereafter acquire, additional rights relating to the use, operation and maintenance of the Airport, and that this Lease shall be subordinate to such rights and to the provisions of any existing or future agreement between the United States Government and the Port affecting said Airport, provided always, however, that, subject to Paragraph 31 of this Agreement ("Eminent Domain Proceedings") nothing herein shall prejudice any right of Lessee to obtain just compensation from the United States Government for the taking of Lessee's interests under this Lease, or any part thereof.

         29. AIRPORT SECURITY: It is understood and agreed that, if the Premises afford access onto apron, taxiways, runways, or other restricted air operations areas of the Airport, or if all or part of the Premises consist of such areas, Lessee shall, at its own cost and expense, take whatever steps are reasonably necessary to prevent or deter persons and vehicles from unauthorized access to such areas from any portion of the Premises or from any area or through any entryway over which Lessee has control or temporary control, and take such further actions as may be required to ensure compliance with all regulations of the Federal Aviation Administration or other governmental agencies having jurisdiction,

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 34 -
including the Port, relative to airport security regarding the Premises, including but not limited to employee screening requirements. Lessee shall at all times exercise reasonable control over any person or vehicle visiting the Premises or escorted by Lessee in the Premises or in any said air operations areas, and all the hold harmless and indemnity provisions contained in Paragraphs 3 and 17 of this Lease shall apply in respect to any act or omission of any said person or vehicle or any act or omission of any persons issued an access badge by or at the request of Lessee. Lessee shall promptly reimburse the Port the amount of any civil penalty or fine that may be assessed against the Port by any governmental agency for violation of airport security rules or regulations which violation is caused by Lessee's failure to comply with this Paragraph 29. Lessee shall promptly reimburse the Port the amount of any civil penalty or fine that may be assessed against the Port by any governmental agency for violation of airport security rules or regulations which violation is caused by Lessee's failure to comply with this paragraph.

         30. FORCE MAJEURE: In the event that Lessee or the Port is delayed, directly or indirectly, from the performance of any act or thing required to be done or performed under the terms or conditions hereof by acts of God, accidents, fire, floods, inclement weather, governmental action, restrictions, priorities or allocations of any and all kinds, strikes or labor difficulties of any and all kinds, shortages of or delay in the delivery of materials, acts of war, riot and civil commotion, or by any other cause beyond the control of Lessee or the Port, as the case may be, such failure shall not be deemed to be a breach of this Lease or a violation of any such covenants or conditions and the time within which Lessee or the Port must perform any shall be extended by a period of time equal to the period of delay arising from any of such causes. It is understood and agreed that there shall be no abatement of, or delay in the commencement of, payment of any sum due to the Port under this Lease except as expressly provided in this Lease.

         31.     EMINENT DOMAIN PROCEEDINGS:

                 31.1. TOTAL TAKING: If the whole of the Premises should be taken by any public or quasi-public authority under the power or threat of eminent domain for any public use or purported public use, then, in such event, on the earlier of the date title to the Premises vests in such public or quasi-public authority, or the date on which said public or quasi-public agency takes possession of the Premises, this Lease shall terminate with respect to the Port's and Lessee's future obligations hereunder, but said termination shall not affect the Port's and Lessee's rights to any compensation or damages for, on the account of, or arising out of such taking. For any period of time prior to termination during which Lessee (involuntarily on account of such taking or any proceedings related thereto) does not have full use of the Premises, the Monthly Rent due hereunder shall be equitably reduced. In the event of such a taking, the Port shall be entitled to receive all sums in the award of damages and compensation

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 35 -
arising by reason of such taking except that Lessee shall be entitled to receive an amount therefrom equal to the fair market value of Lessee's leasehold interest in the Premises (as of the date of valuation of said taking).

                 31.2. PARTIAL TAKING; TERMINATION: If a substantial portion of the Premises should be taken so as to impair materially the use of the Premises as contemplated by the Lease, then on the earlier of the date title to such portion of the Premises vests in such public or quasi-public agency, or the date on which such public or quasi-public agency takes possession of such portion of the Premises and Lessee no longer has full possession of such portion, this Lease shall terminate with respect to the Port's and LESSEE'S future obligations hereunder, but said termination shall not affect the Port's or Lessee's rights to any compensation or damages for, on account of, or arising out of such taking. For any period of time prior to termination during which Lessee (involuntarily on account of such taking or any proceedings related thereto) does not have full use of the Premises, the Monthly Rent due hereunder shall be equitably reduced. In the event of such a taking, the Port shall be entitled to receive all sums in the award of damages and compensation arising by reason of such taking except that lessee shall be entitled to receive an amount therefrom equal to the fair market value of Lessee's leasehold interest in the Premises. "Compensation and damages" for the purpose of this Paragraph 31.2 shall include all compensation and damages including severance damages without and before any reduction for any benefit to the remainder.

                 31.3. PARTIAL TAKING; NO TERMINATION; RECONSTRUCTION: If a taking shall occur which does not result in termination of this Lease as provided in Paragraphs 31.1 and 31.2 above, but which requires the portion of the Premises not so taken to be reconstructed and restored so as to be constituted an architecturally complete unit suitable for use by Lessee, all compensation and damages payable for or on account of such taking shall be payable to Lessee and shall be used to reconstruct and restore the portion of the Premises not so taken to an architecturally complete unit suitable for use by Lessee; provided, however, that the Lessee's and/or Lender's obligation so to reconstruct and restore the Premises shall be limited solely to the amount of such compensation and damages made available to them pursuant to this Paragraph 31.3, and the Monthly Rent payable by Lessee hereunder shall be equitably reduced during the time Lessee does not have full use of the Premises as a result of such taking to account for the reduced economic value to Lessee, if any, occasioned by reason of such taking. The balance of any compensation and damages remaining after the reconstruction and restoration contemplated by this Paragraph 31.3 shall be distributed to the Port, except that Lessee shall be entitled to receive an amount therefrom equal to the fair market value of Lessee's leasehold interest in the portion of the Premises taken.


                 31.4. PARTIAL TAKING; NO TERMINATION: NO RECONSTRUCTION: If a taking shall occur which does not result in a


NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 36 -
termination of this Lease as provided in Paragraphs 31.1 and 31.2 above, and which does not require any portion of the Premises not so taken to be reconstructed and restored so as to constitute an architecturally complete unit suitable for use by Lessee, the proceeds shall be distributed as per the last sentence of Paragraph 31.3.

                 31.5. TAKING OF LEASEHOLD ESTATE: No taking of Lessee's leasehold estate in the Premises or any part thereof without a taking of the fee shall terminate or give Lessee the right to surrender this Lease, nor excuse the taker of such leasehold estate, including any successor in interest thereto, from full performance of the covenants for the payment of rent and other charges or any other obligations hereunder capable of performance by the taker of such leasehold estate, including any successor in interest thereto, after any such taking, but in such case, all compensation and damages payable for or on account of such taking shall be payable to and be the sole property of Lessee. During any period of time that Lessee is not in possession of the Premises, or any portion thereof, as a result of the taking of any portion of its leasehold estate hereunder, but only during such period of time, (1) Lessee shall not be obligated to pay or in any way be liable for the payment of any rental or to perform any of the other obligations or covenants otherwise to be performed by it hereunder with respect to, but only with respect to the portion of the Premises affected by such taking, (2) the Port shall look solely to the taker of such leasehold interest, including the successors in interest thereto and any party then in possession of all or such portions of the Premises affected by such taking for the payment of rental and the performance of the other obligations and covenants hereunder with respect to such portion of the Premises, and (3) as between Port and Lessee, Port shall not forfeit or terminate this Lease for breach by the taker of such leasehold interest, including its successors in interest thereto and any party then in possession, of any obligation or covenant hereunder, including the obligation to pay rental. In the event any such taking of Lessee's leasehold estate in the entire Premises for a period less than the then remaining term of this Lease, Lessee shall have the right upon giving ninety (90) days' prior written notice to the Port (such notice to be given within ninety (90) days after the effective date of such taking) to cancel its remaining rights and obligations under this Lease which cancellation shall not affect the rights and obligations of the taker of such leasehold estate; provided that this right of Lessee to so cancel its rights and obligations under this Lease shall only exist and apply in the event the remaining term of this Lease available to Lessee following the conclusion of the period of said taking is less than two (2) years including the option periods available to Lessee under Paragraph 2.3 hereof.

                 31.6. RELOCATION BENEFITS AND GOODWILL: Anything contained in this Paragraph 31 to the contrary notwithstanding, all compensation, damages, reimbursements or other benefits payable to Lessee or Lessee's subtenants, licensees and concessionaires for or in connection with any relocation, displacement, inability to relocate, loss of business or loss of goodwill resulting from or

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 37 -
in connection with any taking covered by this Paragraph 31 shall be payable to and be the sole property of Lessee or Lessee's subtenants, licensees and concessionaires, as appropriate.

                 31.7. TRADE FIXTURES AND EQUIPMENT: In the event of any taking of all or any portion of the Premises, Lessee shall be entitled to receive all compensation and damages arising from such taking and payable for or on account of Lessee's trade fixtures and equipment at any time located on the portion of the Premises so taken, except that compensation and damages for those trade fixtures that pursuant to Paragraph 9 are to remain with the Premises on surrender shall be distributed the same as distribution of compensation and damages for improvements under Paragraphs 31.1 through 31.5.

                 31.8. REDUCTION IN MONTHLY RENT; ARBITRATION: If the parties cannot agree upon the amount of any reduction of Monthly Rent, as may be contemplated by this Paragraph 31, the same shall be determined by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitration shall be by a panel of three (3) arbitrators chosen in accordance with the Arbitration Rules, one of whom must be an attorney at law actively engaged in the practice thereof for at least ten (10) years. The arbitrators shall have no power to modify any of the provisions of this Lease and their jurisdiction is limited accordingly. Each party hereby consents to the entry of judgment by any court having jurisdiction in accordance with the decision of the arbitration panel. No change in the Arbitration Rules which would deprive a party of the rights to be represented by counsel, to present evidence, or to cross-examine witnesses presented by the other party shall be effective in any arbitration proceeding arising out of this agreement. Any arbitration provided for herein shall be conducted in the County of Alameda.

                 31.9. PORT'S RESERVATION OF POWER OF EMINENT DOMAIN: Lessee acknowledges the Port's reserved power upon payment of just compensation to exercise its power of eminent domain as to the leasehold estate created hereunder; provided, however, that the foregoing acknowledgment shall not be deemed or construed to prejudice or waive any rights of Lessee to challenge or object to any attempt by the Port so to exercise such power.

         32. WAIVER OF CLAIMS: The Lessee hereby waives any claim against the City of Oakland, and the Board of Port Commissioners, its officers, agents or employees, for damage or loss caused by any claim, suit or proceedings directly or indirectly attacking the validity of this Lease or any part thereof or right granted thereby or asserting any right or interest in the Premises inconsistent with rights granted to Lessee by this Lease, or by any judgment or award in any suit or proceedings instituted by a party other than the Port directly or indirectly attacking the validity of this Lease, or any part thereof, or by any judgment or




NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 38 -
award in any suit or proceeding declaring this Lease null, void or voidable, or delaying the same, or any part thereof, from being carried out; provided, however, that such waiver shall not apply or run to any damage or loss in any way caused by any suit or proceeding directly or indirectly attacking the validity of this Lease which suit or proceeding is based in whole or in part upon an alleged "conflict of interest" of any elected or appointed official, officer, agent or employee of the City of Oakland or the Board of Port Commissioners of the Port of Oakland, including any "conflict of interest" or other matter alleged to violate or violating California Government Code Sections 1090 or 1092. The Port and Lessee each agree that it shall not in any way attempt to have this Lease declared null or void, and that it shall reasonably cooperate with the other to defend the validity of this Lease and of the rights and obligations granted by this Lease.

         33. RESERVATION OF AIRCRAFT EASEMENT: Lessee releases from any present or future liability whatsoever and covenants not to sue the Port for damages or any other relief based directly or indirectly upon noise, light, vibrations, smoke, air currents, electronic or other emissions or lawful flight (including overflight of the Premises) occurring as a result of lawful aviation or airport operations at or otherwise associated with the Metropolitan Oakland International Airport, said release and covenant to include, but not be limited to claims (known or unknown) for damages for physical or emotional injuries, discomfort, inconvenience, property damage, death, interference with use and enjoyment of property, nuisance, or inverse condemnation or for injunctive or other extraordinary or equitable relief. It is further agreed that the Port shall have no duty to avoid or mitigate such damages by, without limitation, setting aside or condemning buffer lands, rerouting air traffic, erecting sound or other barriers, establishing curfews, noise or other regulations, relocating airport facilities or operations or taking other measures, except to the extent, if any, that such actions are validly required by governmental authority.

                 The Port reserves from the Premises an easement for flight of aircraft in or adjacent to the airspace above the Premises and for the existence and imposition over, on and upon said Premises of noise, light, vibrations, smoke, air currents, electronic or other emissions, discomfort, inconvenience, interference with use and enjoyment, and any consequent reduction in market value which may occur directly or indirectly as a result of aviation, airport or operations at or otherwise associated with use of the Metropolitan Oakland International Airport. Lessee accepts the Premises subject to the risks and activities hereinabove described.

         34. EXTENSIONS OF TIME: The Port shall have the right to grant reasonable extensions of time to Lessee for any purpose or for the performance of any obligation of Lessee hereunder.

         35. SUCCESSORS: Each and every of the provisions, agreements, terms, covenants and conditions herein contained to be

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 39 -
performed, fulfilled, observed and kept shall be binding upon the successors and assigns of the parties hereto, and the rights hereunder, and all rights, privileges and benefits arising under this Lease and in favor of either party shall be available in favor of the successors and assigns thereof, respectively; provided no assignment by or through Lessee in violation of the provisions of this Lease shall vest any rights in such assignee or successor.

         36. BOARD OF PORT COMMISSIONERS: The term "Board of Port Commissioners" as used in this Lease shall mean the department of the City of Oakland presently operating under such name and as presently constituted, or any successor thereof.

         37. TIME OF ESSENCE: Time is hereby expressly declared to be of the essence of this Lease.

         38. NOTICES: Any notice required or permitted to be given Lessee may be given to it at P.O. Box 6069, Oakland, CA 94603-0069; provided, however, that if Lessee shall give notice in writing to the Port of any change in said address, then and in such event such notice shall be given to Lessee at the changed address specified in such notice. Any notice permitted or required to be served upon the Port may be served upon it at P.O. Box 2064, Oakland, California 94604, Attn: Manager of Airport Properties; provided, however, that if the Port shall give notice in writing to Lessee of any change in said address, then and in such event such notice shall be given to the Port at such substituted address. Any notices, statements and billings hereunder may be served upon a party personally or by United States mail and shall be deemed to be given and received, except where a specific provision expressly provides that a notice shall be actually received, on the earlier of the date of actual receipt or the fifth business day following the mailing.

         39. EQUAL OPPORTUNITY; NONDISCRIMINATION: In furtherance of the Port's long-standing policy to insure that equal employment opportunity is achieved and nondiscrimination is guaranteed in all Port-related activities it is expressly understood and agreed with respect to Lessee's activities upon the premises.

                 (a) That Lessee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age, physical handicap, or veteran's status. Lessee shall take affirmative action to ensure that applicants and employees are treated fairly. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Lessee agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Port's Equal Opportunity Employment Officer setting forth the provisions of this paragraph.


NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 40 -

                 (b) That Lessee shall, in all solicitations or advertisements for employees placed by or on behalf of Lessee state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, national origin, age, physical handicap, or veteran's status.

                 (c) That Lessee will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the Port's Equal Opportunity Employment Officer, advising the labor union or workers' representative of Lessee's commitments under this paragraph, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

                 (d) That Lessee shall not discriminate by segregation or otherwise against any person or persons because of race, color, religion, sex, age, national origin, physical handicap, or veteran's status in furnishing, or by refusing to furnish, to such person or persons the use of any public facility upon the demised premises, including any and all services, privileges, accommodations, and activities provided thereby.

                 (e) Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E, as issued on February 7, 1980, or as subsequently amended by the United States Department of Transportation, Federal Aviation Administration. Lessee further assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this Subpart. Lessee assures that it will require that its covered suborganizations provide assurances to Lessee that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

                 (f) That Lessee shall maintain work force records showing male, female and minority employees by job category and similar information with respect to new hires and shall permit the Port's Equal Opportunity Employment officer to inspect such records at all reasonable times and not less than annually and shall submit a summary of such information annually on a form provided by the Port.

                 (g) That if Lessee has fifteen (15) or more employees, Lessee shall within ninety (90) days of the effective date of this Agreement provide the Chief Executive Officer or his designee with a copy of its affirmative action program outlining the steps the tenant will undertake to promote effective utilization of minorities, women, handicapped persons, and veterans approved by an appropriate federal or state agency or by the Port or an affirmative action program required as a result of a court ordered

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 41 -
consent decree. Thereafter any change(s) in Lessee's affirmative action program shall be forwarded to the Port within thirty (30) days of its adoption. Such submissions shall be accorded the same level of confidentiality as provided for by the state or federal regulations or court order under which it was originally submitted.

                 (h) That Lessee's noncompliance with the provision of this clause shall constitute a material breach of this Agreement. In the event of a breach of any of the above-stated nondiscrimination and affirmative action covenants, the Port shall have the right to consider but not be limited to the following:

                 (i) Terminate this Agreement and to re-enter and possess said land and the facilities thereon, and to hold the same as if this Agreement had never been made without liability therefor; or

                 (ii)     Seek judicial enforcement of said covenants.

                 (iii) The Port shall assist Lessee in preparing the required affirmative action program to secure equal employment opportunities whenever such assistance would be beneficial, and shall be available to advise and counsel Lessee in the implementation of Lessee's Affirmative Action Program.

         40. EMPLOYMENT RESOURCES DEVELOPMENT PROGRAM: Lessee shall cooperate in implementing the goals of the Port's Employment Resources Development Program, hereinafter called the "ERDP", as set forth in Port Resolution No. 26291, as amended. Lessee understands the Port's ERDP seeks to address the needs of Port tenants for a qualified work force and the needs of Oakland's chronically unemployed and underemployed for employment, by identifying employment opportunities, by providing employment training and counselling for persons seeking such opportunities and by facilitating the employment of those persons qualified to fill the jobs identified.

                 The Port shall assist tenants and businesses operating on Port property with the identification of qualified Oakland residents for employment opportunities developed by the ERDP.

         41. QUIET POSSESSION: Lessee, upon performing its obligations hereunder, and subject to the provisions of Paragraph 32 of this Lease, shall have the quiet and undisturbed possession of the demised Premises through the term of this Lease.

         42. ATTORNEYS' FEES AND COSTS: If the Lessee or the Port commences any action or proceeding against the other arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

         43. LEASE THE ENTIRE AGREEMENT; OTHER AGREEMENTS: The Lessee agrees that as of the effective date of this Lease the provisions of this written Lease constitute the entire agreement between the Lessee and the Port regarding the demised Premises and the parties'

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 42 -
rights and obligations with respect thereto. The parties hereto agree that any other leases or agreements regarding the demised Premises existing as of the effective date of this Lease are hereby terminated as of said effective date; provided, however, that any obligations or liabilities arising prior to the termination shall survive such termination. No representation, covenant or other matter oral or written, that is not expressly set forth in this Lease shall be a part of, modify or affect this Lease; provided, however, that this Lease may be modified if the modification is in writing and authorized by ordinance or resolution of the Board of Port Commissioners.

         44. SEVERABILITY: The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal, except when the rights of the Port or Lessee are materially affected.

         45. APPLICABLE LAW AND VENUE: This Lease shall be construed and interpreted in accordance with the laws of the State of California. All disputes that cannot be settled amicably by the parties shall be determined by a competent state court in California, which state court shall be the only agency with any authority to determine any such dispute; provided that this provision is not intended to preclude access to appropriate Federal Courts in disputes involving exclusive Federal Court jurisdiction.

         46. REAL ESTATE BROKERS: Lessee and the Port each represent that it has not had dealings with any real estate broker, finder or other similar person, with respect to this Lease in any manner. Lessee and the Port each shall hold harmless the other from all damages resulting from any claims that may be asserted against the other by any broker, finder or other similar person with whom it has or purportedly has dealt.

         47. AGREEMENT IN MULTIPLE COPIES: This Lease is executed in multiple copies, each copy of which shall be deemed an original.

         48. COVENANT AGAINST CONTINGENT FEES: Lessee warrants that no person or agency has been employed or retained to solicit or obtain the contract upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Port, at its option, may annul the contract or deduct from the contract price or otherwise recover from Lessee the full amount of the contingent fee.

               "Bona fide agency," as used in this Section means an established commercial or selling agency, maintained by Lessee for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Port contracts nor holds itself out as being able to obtain any Port contract or contracts through improper influence.

                 "Bona fide employee," as used in this Section, means a person, employed by Lessee and subject to Lessee's supervision and control as to time, place, and manner of performance, who neither

NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 43 -
exerts nor proposes to exert improper influence to solicit or obtain Port contracts nor holds itself out as being able to obtain any Port contract or contracts through improper influence.

                 "Contingent Fee," as used in this Section, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Port contract.

                 "Improper influence," as used in this Section, means any influence that induces or tends to induce a Port Commissioner, employee or officer to give consideration or to act regarding a Port contract on any basis other than the merits of the matter.





NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 44 -

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


                                           CITY OF OAKLAND, a municipal cor-
                                           poration, acting by and through
                                           its Board of Port Commissioners,

                                           By_____________________________
                                                   President

                                           Attest_________________________
                                                   Secretary

                                           NATIONAL AIRMOTIVE CORPORATION,
                                           a California corporation,

                                           By_____________________________
                                                   THOMAS P. MORJIG
                                           PRESIDENT AND CHIEF OPERATING OFFICER
                                                   (Print Name and Title)

                                           Attest______________________________
                                                   MICHAEL A. PERFETTO
                                           EXECUTIVE DIRECTOR, ADMINISTRATION
                                                   (Print Name and Title)


Approved as to form and
legality this 25th day
of January, 1991.


______________________________
         Port Attorney

Port Ordinance No. 3018



NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                    - 45 -

D-606
Corporation--President/Secretary

STATE OF CALIFORNIA       )
                          ) SS.
COUNTY OF ALAMEDA         )

         On this 27th day of December, in the year 1990, before me, Karen S. Marshall, a Notary Public in and for such County and State, personally appeared THOMAS P. MORJIG, personally known to me to be the President and Chief Operating Officer, and MICHAEL A. PERFETTO, known to me to be the Executive Director, Administration of National Airmotive Corporation, the Corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument, on behalf of the Corporation herein named, and acknowledged to me that such Corporation executed the within Instrument pursuant to its by-laws or a resolution of its Board of Directors.

         WITNESS my hand and official seal.



                                           ______________________________
                                           NOTARY PUBLIC in and for said
                                           County and State

                        [PORT OF OAKLAND EXHIBIT A MAP]

                         [PORT OF OAKLAND EXHIBIT "A1"]

March 5, 1990
8708122.45
Port of Oakland
                               LEGAL DESCRIPTION

                                   PARCEL ONE
                                 MAIN BUILDING

All that real property situate in the City of Oakland, County of Alameda State of California, being portions of Tide Land Lots 20, 21, 28, 29, Section 20, T.2S., R.3W., M.D.B. & M., as shown on Sale Map No. 10 of the Salt Marsh and Tide Lands, which is filed in Book 17 of maps at page 30, Alameda County Records, more particularly described as follows:

PARCEL ONE

COMMENCING at the northwesterly building corner (the wall line intersection, not the column line) of building L-815 which is situated in the easterly quadrant of the intersection of Grumman Street and Lockhead Street, at the North Field Area of the Oakland Metropolitan Airport (as both streets existed in January 1990) thence, parallel with the southwesterly line of building L-815, N 33 degrees 53' 14" W, ten feet to the back of the sidewalk on the southerly side of Grumman Street; thence, along the back of said sidewalk, S 56 degrees 06' 46" W, twenty three feet to the intersection of the back of the northwesterly sidewalk line of Lockhead Street with the back of the southeasterly sidewalk line of Grumman Street, which is the Point of Beginning; thence, along the back of sidewalk line of Lockhead Street, S 33 degrees 53' 14" E, 303.50 feet to intersect the southwesterly prolongation of the southerly side of a concrete retaining wall; thence, parallel with and ten feet southerly of the wall line of building L-815 and along said retaining wall, N 56 degrees 06' 46" E, 330 feet to intersect a cyclone fence, thence along the cyclone fence, S 33 degrees 53' 14" E, 92.5 feet to an angle point in the cyclone fence; thence continuing along the cyclone fence N 56 degrees 25' 52" E, 270 feet to intersect the Port of Oakland fence line that runs parallel with Doolittle Drive, thence along said fence line, N 33 degrees 53' 14" W, 397.5 feet to intersect a cyclone fence which is on line with the northeasterly prolongation of the back of sidewalk line of Grumman Street; thence along said fence and along said back of sidewalk, S 56 degrees 06' 46" W, 600 feet to the Point of Beginning.

Containing 207,277 square feet more or less.

Secondary location reference to the Point of Beginning is hereby made in the event some or all of the controlling monumentation within this description is destroyed. Commencing at Port of Oakland Survey Control Monument A-29; thence S 29 degrees 53' 13" E, 1799.49 feet to Port of Oakland Survey Control Monument A-27; thence N 1 degree 38' 52" E, 470.44 feet to, the Point of Beginning; thence, along the back of sidewalk line of Lockhead Street, S 33 degrees 53' 14" E, 303.50 feet, this reference being made to allow this description to be incorporated within the California Coordinate System at such time as said Port of Oakland Survey Control Monuments are integrated within said system.

Subject to a reservation for the existing water main and electrical conduits that cross the hereinabove described parcel from a point on the southeastern boundary of the parcel that is approximately 105 feet from the most eastern corner to a point on the northwestern boundary approximately 98 feet from the most northern corner.

PORT/31
NATIONAL AIRMOTIVE CORPORATION
MAIN BUILDING LEASE                                                 Exhibit "B"

March 5, 1990
8708122.45
Port of Oakland
                               LEGAL DESCRIPTION

                                   PARCEL TWO

                                    PARKING



PARCEL TWO

All that real property situate in the City of Oakland, County of Alameda, State of California, being portions of Tide Land Lots 20, 21, 28, 29, Section 20, T.2S., R.3W., M.D.B. & M., as shown on Sale Map No. 10 of the Salt Marsh and Tide Lands, which is filed in Book 17 of maps at page 30, Alameda County Records, more particularly described as follows:

COMMENCING at the northwesterly building corner (the wall line intersection, not the column line) of building L-815 which is situated in the easterly quadrant of the intersection of Grumman Street and Lockhead Street, at the North Field Area of the Oakland Metropolitan Airport (as both streets existed in January 1990) thence, parallel with the southwesterly line of building
L-815, N 33 degrees 53' 14" W, ten feet to the back of the sidewalk on the southerly side of Grumman Street; thence along said back of sidewalk and the southwesterly projection thereof S 56 degrees 06' 46" W, 58 feet to the Point of Beginning; thence N 33 degrees 53' 14" W, 33.00 feet, thence S 56 degrees 06' 46", W, 210.00 feet; thence S 33 degrees 53' 14" E, 410.00; thence N 56 degrees 06' 46" E, 210.00 feet; thence N 33 degrees 53' 14" W, 377.00 feet to the Point of Beginning.

Containing 86,100 square feet more or less.

The Basis of Bearings for this description is Parcel One, as described herein.

PORT/32




                               [STATE OF CA SEAL]





NATIONAL AIRMOTIVE CORPORATION                              EXHIBIT "B"
MAIN BUILDING LEASE                                         PAGE 2 of 2

                          IRREVOCABLE LETTER OF CREDIT

Irrevocable and Transferable
Letter of Credit #____________________

Amount: U.S. $____________________

To:      Port of Oakland Airport Properties
         9532 Earhart Road
         Oakland, California 94621               ______________, 199_____

Attention:       Manager, Airport Properties Department

Gentlemen:

         For the account of [Lessee's Name], a California _______________ Partnership, we hereby issue in your favor our Irrevocable Letter of Credit for U.S. $____________________.

         The amount of this credit is available to you by your drafts on us at sight accompanied by the following statement signed by you.

         "I certify that the amount of our drawing is due the Port of Oakland pursuant to the terms of the Lease dated ____________________, 198_ ______ between the Port of Oakland and [Lessee's Name], a [description of Lessee]."

         Drafts must clearly specify the number of this credit and be presented at our counters at __________________________________ in Oakland, California
(or in San Francisco, California) not later than the close of business on ________________19______, or such later date as this credit shall have been extended to.

         This credit shall be deemed automatically extended without amendment for additional periods of one year from the present or any future expiration date unless thirty (30) days prior to any such date we notify you and [Lessee's
Name) by registered mail that we elect not to consider the letter of credit renewed for any such additional period. You may then draw on us at sight with your statement certifying that the amount drawn covers [Lessee's Name]S' outstanding obligation to you.


NATIONAL AIRMOTIVE CORPORATION                              EXHIBIT "C"
MAIN BUILDING LEASE                                         PAGE 1 OF 2

         This Letter of Credit is subject to the "Uniform Custom and Practice for Documentary Credits" (1983 Revision) , International Chamber of Commerce Publication No. 290.

         We engage with you that drafts drawn under and in compliance with the terms of this credit will be duly honored by us on delivery of documents as specified.



                                        Very truly yours,

                                        ________________________________________
                                           Authorized Signature and Title





NATIONAL AIRMOTIVE CORPORATION                              EXHIBIT "C"
MAIN BUILDING LEASE                                         PAGE 2 OF 2

                         HAZARDOUS AND TOXIC SUBSTANCES

                 (1)      General

                          Lessee shall not cause or permit any Toxic Materials
(as hereinafter defined) to be brought upon, remain, kept or used in or about the Premises or other Port property, by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Port. The Port shall not unreasonably withhold such consent so long as Lessee demonstrates to Port's reasonable satisfaction that such Toxic Materials, and the quantities thereof, are necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all Laws (as hereinafter defined). Lessee's obligations under the provisions in this Exhibit shall apply notwithstanding the party, known or unknown, responsible for the Toxic Materials, except solely in the case where the Toxic Materials are brought upon the Premises by the Port or the Port's agents. Lessee shall be solely responsible to assure that no person brings Toxic Materials onto the Premises.

                 (2)      Compliance With Laws

                          Lessee shall comply, at its sole cost, with all
federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, strong sensitizing, carcinogenic or radioactive materials, hazardous wastes, toxic substances or related materials, including without limitation, substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. S9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. S1801, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. S6901, et seq.;
the Clean Water Act, 33 U.S.C. S466, et seq.; the Safe Drinking Water Act, 14 U.S.C. S1401, et seq.; the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. S2601, et seq., as amended; those substances defined as "hazardous waste" or "extremely hazardous waste," "restricted hazardous waste" "hazardous substance" in the Hazardous Waste Control Act, S25100 et seq. of the California Health and Safety Code; and those materials and substances similarly described in the Federal



Hazardous Toxic Substances                                  Exhibit "D"
NATIONAL AIRMOTIVE CORPORATION                              Page 1 of 6

Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., as amended; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011 et seq. , as amended; the Porter Cologne Water Quality Control Act, Section 1300 et seq. of the California Health and Safety Code; and in the regulations adopted and publications promulgated pursuant to said laws (hereinafter collectively referred to as the "Laws"). Such materials and substances are sometimes collectively referred to in the Lease, including this Exhibit, as "Toxic Materials." Lessee shall become aware of the content of such Laws and all other laws regulating Toxic Materials as enforced by, but not limited to, the Bay Area Air Quality Management District, Alameda County Health Department, California Regional Water Quality Control Board, California Department of Health Services and all state and Federal offices enforcing regulations concerning occupational safety and health. It shall be the sole obligation of Lessee to obtain any permits and approvals required pursuant to the Laws.

                 (3)      Disclosure

                          In addition to Lessee's obligation pursuant to the
Lease and this Exhibit to secure Port consent, at the commencement of this Lease and during the month of January of each year through and including the year following the termination or expiration of this Lease, Lessee shall disclose to Port, in writing, the names and amounts of all Toxic Materials, whether solid, liquid or gaseous in form, which was stored, used or disposed of on the Premises, or which Lessee intends to store, use or dispose of on the Premises for the year prior to and following the date of each such disclosure.

                 (4)      Business Plan

                          If Lessee's business conducted within the Premises
requires the establishment and implementation of a business plan pursuant to California Health and Safety Code Section 25500 et seq. concerning the handling of hazardous materials, Lessee shall, prior to occupying the Premises, give written notification to Port that Lessee's business is subject to the business plan requirement of the Code and that the business is in compliance with the Code. A copy of the plan shall be delivered to Port with such notification.

                 (5)      Indemnity

                          Lessee shall be solely responsible for and shall
indemnify, protect, defend and hold harmless Port and its agents, employees, representatives, directors and officers (collectively hereinafter referred to as the "Indemnitees") from and against any and all claims, costs, penalties, fines, losses (including without limitation, (i) diminution in value of the Premises and




Hazardous Toxic Substances                                  Exhibit "D"
NATIONAL AIRMOTIVE CORPORATION                              Page 2 of 6
of any other Port property; (ii) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, or any other Port property; (iii) damages arising from any adverse impact on marketing of space in the Premises or other Port property; and (iv) sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees), liabilities, attorneys' fees, damages, injuries, causes of action, judgments, taxes and expenses which arise during or after the term of this Lease as a result of the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials in, upon or about the Premises, or other Port property, by Lessee or its agents, employees, contractors, licensees or invitees. This indemnification of the Indemnitees by Lessee includes, without limitation, any and all costs incurred in connection with any investigation of site conditions and any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Toxic Materials present in the soil, subsoils, groundwater or elsewhere in, on, under or about the Premises or other Port property. This indemnification by Lessee under this Paragraph shall survive the termination of this Lease.


                 (6)      Cleanup

                          If Lessee or its agents, employees, contractors,
licensees, or invitees or any other parties (except the Indemnitees) causes contamination or deterioration of water or soil resulting in a level of contamination greater than the maximum levels established from time to time during the term of this Lease by any governmental authority having jurisdiction over such contamination, then Lessee shall promptly take any and all action necessary to clean up such contamination in the manner as required by law. If Lessee fails to take such action, Port may, but shall not be obligated to, take such action. In such event, all costs incurred by Port with respect to such cleanup activities shall be for the account of Lessee.

                 (7)      Notices and Consent

                          Lessee shall immediately provide Port with telephonic
notice, which shall later be confirmed by written notice, of any and all accumulation, spillage, discharge, release and disposal of Toxic Materials onto or within the Premises or other Port property and any injuries or damages resulting directly or indirectly therefrom. Prior to Lessee introducing any Toxic Materials onto the Premises, and regardless of whether such introduction is required to be reported to applicable governmental authorities, Lessee shall request Port's written consent thereto as provided in item (1) hereinabove. Further,




Hazardous Toxic Substances                                  Exhibit "D"
NATIONAL AIRMOTIVE CORPORATION                              Page 3 of 6

Lessee shall deliver to Port each and every notice or order received from governmental agencies concerning Toxic Materials and the possession, use and/or disposal thereof promptly upon receipt of each such notice or order.

                 (8)      Storage and Use of Toxic Materials

                          Subject to the Permitted Uses as defined elsewhere in
this Lease, Lessee shall store in appropriate leakproof containers, or in any other manner approved or prescribed by law, any and all Toxic Materials permitted within the Premises pursuant to this Lease, which if discharged or emitted into the atmosphere, upon the ground or into or on any body of water does or may (1) pollute or contaminate the same, or (2) adversely affect the
(a) health, safety or welfare of persons, whether on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Premises, or any real or personal property whether on the Premises or anywhere else. There shall be no ponding or surface storage whatsoever of Toxic Materials within the Premises or within any other Port property.

                 (9)      Disposal of Toxic Materials

                          Notwithstanding anything to the contrary contained in
this Exhibit or elsewhere in the Lease, Lessee shall not dispose of any Toxic Material, regardless of the quantity or concentration, within the drains and plumbing facilities within the Premises, or other property of Port. The disposal of Toxic Material shall be in approved containers and removed from the Premises only by duly licensed carriers. If Lessee becomes aware of or suspects the presence of any hazardous substance existing within or coming onto the Premises or other Port property, or of any release of a hazardous substance that has come to be located on or beneath the Premises or other Port property, Lessee shall immediately give written notice of such condition to Port as required by California Health and Safety Code Section 25359.7

                 (10)     Safety

                          Lessee shall maintain Material Safety and Data Sheets
for each and every Toxic Material brought into the Premises. Such information shall be kept current at all times and shall be kept in a place accessible to Port at any time for inspection and in the event of an emergency.


Hazardous Toxic Substances                                  Exhibit "D"
NATIONAL AIRMOTIVE CORPORATION                              Page 4 of 6

                 (11)     Fees, Taxes and Fines

                          Lessee shall pay, prior to delinquency, any and all
fees, taxes (including excise taxes) and fines which are charged upon or incident to any activities on or related to Toxic materials, and shall not allow such obligations to become a lien or charge against the Premises or upon Port.

                 (12)     Delivery of Documentation

                          Lessee shall deliver to Port true and correct copies
of the following documents (hereinafter referred to as the "Documents") related to the handling, storage, disposal and emission of Toxic Materials, concurrently with the receipt from or submission to a governmental agency:

                          Permits; approvals; reports and correspondence;
                 storage and management plans; documents relating to taxes for toxic materials; notice of violations of any Laws; plans relating to the installation of any storage tanks to be installed in, under or around the Premises (provided, said installation of tanks shall only be permitted after Port has given Lessee its written consent to do so, which consent may be withheld in Port's sole discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks or other facilities installed in, on or under the Premises.

                          Lessee is not required, however, to provide Port with
any portion(s) of the Documents containing information of a proprietary nature which, in and of itself, does not contain a reference to any Toxic Materials or hazardous activities are not otherwise identified to Port in such Document, unless any such Document names Port as an "Owner" or "Operator" of the facility in which Lessee is conducting its business. It is not the intent of this paragraph, unless necessary for the Port to comply with the law or to enforce provisions of this Lease or otherwise secure the Port's rights, to provide Port with information which could be detrimental to Lessee's business should such information become possessed by Lessee's competitors.




Hazardous Toxic Substances                                  Exhibit "D"
NATIONAL AIRMOTIVE CORPORATION                              Page 5 of 6

                 (13)     Expiration of Term of Lease

                          On or before the expiration of this Lease, Lessee
shall take any and all action required to be taken under the Laws in order to
(i) surrender the Premises to Port in a condition which would be completely free of any and all Toxic Materials, and (ii) close or remove, in accordance with law, any storage tanks in, on or under the Premises. Lessee shall submit to Port any and all closure plans relating to the closure or removal of any storage tanks as required by law; provided however, that Lessee shall complete such closure within a reasonable time after the delivery of such closure plans to Port, but in no event shall completion of such closure or removal be later than the termination date of this Lease.

                 (14)     Prohibited Substances

                          The following substances are prohibited from being
brought into the Premises, the Building or onto the improved Area:

                          Arsines          Etching solutions
                          Asbestos         Fluorocarbons
                          Chlorocarbons    Freon

                          Dioxins, including dioxin precursors and intermediates. Anything contained in the California List of Extremely Hazardous Chemicals.



Hazardous Toxic Substances                                  Exhibit "D"
NATIONAL AIRMOTIVE CORPORATION                              Page 6 of 6

                       AFFIRMATIVE ACTION PLAN FOR LESSEE

I.       AFFIRMATIVE ACTION POLICY STATEMENT

         Lessee has issued the following policy statement delineating the policy of Lessee regarding its commitment to equal employment opportunity, nondiscrimination and affirmative action, and such policy will be fully implemented to the extent practicable at the time of actual occupancy of the building by Lessee.

Equal Employment Opportunity Statement

       It is the policy of Lessee, personally subscribed to and supported by its principals, that there shall be no unlawful discrimination against an employee or applicant for employment, because of race, color, religious creed, national origin, ancestry, sex, marital status, physical handicap, non job-related medical condition, age or veteran status. This policy includes, but is not limited to, the following: hiring, upgrading, recruitment, recruitment advertising, selection, training, demotion, transfer, compensation, lay-off or termination, or any other term or condition of employment. To implement this policy, Lessee has an affirmative action program which is supported by all of Lessee's managers and supervisors, and which Lessee shall fully implement as appropriate during the Lease term. To assure that equal opportunity and affirmative action efforts are properly carried out, Lessee at all times shall have an Equal Opportunity Coordinator; provided, however, that the principals of Lessee shall be responsible for proper implementation of the Affirmative Action Plan.

II.      RESPONSIBILITIES AND DUTIES OF EEO COORDINATOR

         In addition to the Equal Opportunity Coordinator's regular duties, it is the Coordinator's responsibility to: (1) develop equal opportunity and affirmative action procedures and communication techniques; (2) assist supervisors and managers in identifying and solving problems relating to equal opportunity; (3) maintain an open-door policy to all employment problems which may be raised by employees or applicants for employment; (4) design and implement a system of periodic monitoring and reporting Lessee's equal opportunity efforts, including monitoring of selection procedures and regular review and validation of any selection requirements and tests which are found to impact adversely on minorities or women; (5) keep informed, and keep senior management informed, on equal opportunity developments (6) act as a liaison with equal opportunity enforcement agencies (7) ensure that all managers and supervisors comply with this




Affirmative Action Plan                                     Exhibit "E"
NATIONAL AIRMOTIVE LEASE
policy and implement Lessee's nondiscrimination and affirmative action program;
(8) train employees, including supervisory and management personnel, to create a favorable climate for an effective equal opportunity program; (9) ensure that all of the Lessee's facilities are desegregated; (10) conduct a periodic audit to ensure notices are properly displayed; (11) review the qualifications of all employees to ensure that minority and female employees are given full opportunity for promotions or transfer; (12) encourage employees including minorities and females to participate in all company-sponsored social and recreational events, educational and training programs; (13) communicate to supervisors that their performance is being evaluated on their equal employment opportunity and affirmative action efforts and results as well as other criteria; (14) ensure that supervisors take action to prevent discriminatory harassment of employees.

III.     COMMUNICATION OF POLICY

         Lessee is desirous of ensuring that all employees and other persons are fully informed of its commitment to equal opportunity. Accordingly, Lessee will undertake the following steps to disseminate the policy both internally and externally:

INTERNAL DISSEMINATION

         A. Lessee's Equal Employment Opportunity/Affirmative Action Policy shall be contained in Lessee's policy guide books or employee handbook, whichever may exist.

         B. Lessee shall publicize at least once each year its EEO Policy in newsletters and/or magazines which are intended for the general reading of management and employees.

         C. A policy statement and Federally-required Equal Employment Opportunity notice will be posted on Lessee's bulletin boards in areas where employees or applicants congregate.

         D. Lessee shall communicate to all employees its EEO policy and program through regular meetings during which managers and supervisors will discuss Lessee's EEO policies and programs, individual responsibilities and review progress.

         E. Applications for employment shall include a statement regarding nondiscrimination.





Affirmative Action Plan
NATIONAL AIRMOTIVE LEASE                                    E-2

External Dissemination

         A. Recruiting services through which Lessee hires, and each labor union or workers' representative with which it has a collective bargaining agreement or other employment-related contract, shall be informed through meetings or by written notification of the Lessee's policies regarding equal opportunity. Lessee will encourage the above actively to recruit and refer minority and female applicants.

         B. All advertisements for employment will state that Lessee is an equal opportunity employer.

         C. When employees are featured in marketing campaigns, employee handbooks or similar publications under Lessee's control, both nonminorities and minorities will be pictured where practicable.

         D. An Equal Opportunity clause will be inserted by Lessee in all future labor union agreements, purchase orders and all other contracts relative to this Lease.

IV.      GOALS AND TIMETABLES

         A.      Identification of Underutilizations

                 For each of its EEO job categories, Lessee will identify any underutilizations of minorities and women by:

                 1. Identifying the number and percentage of minority and women employees by ethnic groups in division, office or department by job classification and by EEO-1 categories for which Lessee has employees.

                 2. Analyzing the availability of promotable minority and female employees and preparing a list of such persons, if any, by present job classification.

                 3. Comparing the data described above with the most recent relevant labor force availability data for persons in the particular job group or comparable occupational category(ies) for County of Alameda.

                 4. Identifying those job categories where minorities and/or women are present in Lessee's work force at levels below their availability to the relevant labor force for County of Alameda.



Affirmative Action Plan
NATIONAL AIRMOTIVE LEASE                                    E-3

         B.      Identification of Goals and Timetables

                 For each of its EEO job categories where minorities and/or women are present in Lessee's work force at levels below their availability in the County of Alameda, Lessee will establish annual goals to correct such underutilizations. Goals will also be set to correct deficiencies in applicant flow, hiring, promotions, training, etc.

                 Lessee's timetable for reaching its goals will be based on realistic estimates of attrition and applicant availability. In addition, consideration will be given to the following:

                 1. The availability of promotable and transferable minorities and women within Lessee's work force;

                 2. The existence of training institutions capable of training Lessee's minority and women employees to acquire requisite skills to be qualified for promotions and/or transfers as they become available; and

                 3. The degree of training which Lessee is reasonably capable of providing for its minority and women employees.

                          Upon achievement of parity with the relevant labor
force in Alameda County for each ethnic group, sex and EEO job category, Lessee shall take the steps described in item A above and this item B with respect to the long range goal described in item C below.

         C.      Long Range Goals

                 The long range goals are to achieve parity with the relevant labor force in the City of Oakland for each ethnic group, sex and EEO-1 job category.

         D.      Nature of Goals

                 The goals described in item A, B and C above are not inflexible quotas, but rather are objectives to be pursued by mobilization of available resources and by a good faith effort to fulfill the letter and spirit of Lessee's equal opportunity employment policy. The anticipated expansion, contraction, and turnover of and in the work force, along with the qualifications for respective jobs, will be considered in determining goals.



Affirmative Action Plan
NATIONAL AIRMOTIVE LEASE                                    E-4

V.       PLAN OF ACTION

         Lessee will make a good faith effort to achieve the goals timetable indicated above. These efforts will include, but are not necessarily limited to the following actions:

         A. Lessee will make every good faith effort to ensure that all job descriptions and job specifications accurately reflect job functions.

         B. Every good faith effort will be made to ensure that the qualifications do not constitute intentional or inadvertent discrimination against minorities or women.

         C. Prompt notice of all Lessee's job openings will be made to Port's Employment Resources Development Program, employment agencies, clearing houses, and referral groups. The notice shall state among other things, the nature of the job, general job qualifications, salary level when applicable, and that minorities, women and Oakland residents are encouraged to apply.

         D. Lessee will actively encourage minority and female employees to refer applicants for its job openings.

         E. Lessee will make every good faith effort to cooperate with local community programs designed to improve the employment of minorities and females.

         F. Lessee will make every good faith effort to ensure that preemployment screening and selection procedures are not discriminatory and that they do not have an adverse impact on the hiring of any minorities or women.

         G. Lessee will maintain applicant flow data to ensure minorities and women are not being discriminated against.

         H. Lessee will develop reports to monitor the progress of the affirmative action program on a semi-annual basis.

         I. Due to Lessee's size, it may generally be unable to conduct internal job-related training and if so, then, as a result, Lessee will seek the most qualified applicant to fill each available position within its organization. However, Lessee in good faith will, as a part of its continuous monitoring system, consider the feasibility of internal job-related training.

         However, Lessee in good faith will, as a part of its continuous monitoring system, consider the feasibility of internal job-related training.

Affirmative Action Plan
NATIONAL AIRMOTIVE LEASE                                    E-5

         Lessee's affirmative action and nondiscriminatory plan compliance will be updated and revised periodically (at least annually) in light of experience, revised laws and regulations and their interpretations, and better understanding of effective approaches which will assure truly equal opportunity for all. The initial set of goals and timetables established pursuant to this Plan shall be forwarded to the Executive Director within ninety (90) days after Lessee's occupancy of the Premises for purposes of Lessee's conducting management, leasing or general administrative functions. Each updated plan, including each updated set of goals and timetables, will be forwarded to the Executive Director within thirty (30) days after their adoption. The initial set of goals and timetables, and each updated plan and updated set of goals and timetables, shall be consistent with the goals and objectives of this Plan.

         Any questions relating to details of this Plan should be referred to Lessee's Equal Opportunity Coordinator.





Affirmative Action Plan
NATIONAL AIRMOTIVE LEASE                                    E-6